AGREEMENT AND PLAN OF MERGER





                                  BY AND AMONG

                            EUROPA TRADE AGENCY LTD.,

                           IRONCLAD MERGER CORPORATION

                                       AND

                      IRONCLAD PERFORMANCE WEAR CORPORATION





                           DATED AS OF APRIL 20, 2006





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                         AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER ("AGREEMENT") made this 20th day of April, 2006 is entered into by and among Europa Trade Agency Ltd., a Nevada corporation ("EUTA"), Ironclad Merger Corporation, a California corporation and wholly-owned subsidiary of EUTA ("MERGERCO"), and Ironclad Performance Wear Corporation, a California corporation ("IRONCLAD"). EUTA, MergerCo and Ironclad are sometimes referred to herein individually as a "PARTY" and collectively as the "PARTIES."

                                    RECITALS:

         A. The Parties intend to effect the acquisition of Ironclad by EUTA through the statutory merger of MergerCo with and into Ironclad in accordance with this Agreement and the CGCL, upon the consummation of which MergerCo will cease to exist as a separate entity and Ironclad will survive as a wholly-owned subsidiary of EUTA. The Parties intend this transaction to be treated as a reorganization under Section 386(a) of the Code.

         B. The respective Boards of Directors of each of the Parties have (i) determined that this Agreement and the transactions contemplated hereby, including the Merger (as defined below), are advisable and in the best interests of their respective shareholders, and (ii) adopted this Agreement and the transactions contemplated hereby.

         C. The Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, the parties hereto agree as follows:

1.       DEFINITIONS.

         1.1 CERTAIN DEFINITIONS. The following terms used herein, as used in this Agreement, shall have the following meanings:

                  "AFFILIATE" of any specified Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

                  "BENEFIT PLAN" means any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) under which a Party to this Agreement currently has an obligation to provide benefits to any current or former employee, officer or director of such Party.

                  "CGCL" means the California General Corporation Law.


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                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "CONTROL," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                  "EFFECTIVE TIME" means the date and time the Merger becomes effective as specified in the Certificate of Merger or as otherwise provided in accordance with the CGCL.

                  "EUTA COMMON STOCK" means the Common Stock, par value $0.001 per share, of EUTA.

                  "EUTA REORGANIZATION" shall mean a transaction or series of transactions pursuant to which certain shares of the outstanding capital stock of EUTA are cancelled for adequate consideration and the remaining capital stock is subsequently subject to a stock split, substantially on the terms outlined on EXHIBIT B, such that the representations and warranties of EUTA contained in
SECTION 4.3.1 shall be true and correct in all material respects as of the Closing Date.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXCHANGE RATIO" means the Ironclad Common Stock Exchange Ratio, the Ironclad Series A Preferred Stock Exchange Ratio, or Ironclad Series B Preferred Stock Exchange Ratio, as applicable.

                  "FULLY-DILUTED IRONCLAD COMMON STOCK" means those shares of Ironclad Common Stock (a) issued and outstanding at the Closing Date; (b) issuable upon conversion of all Ironclad Series A Preferred Stock and Ironclad Series B Preferred Stock issued and outstanding at the Closing Date, (c) issuable upon the exercise of all options to purchase Ironclad Common Stock issued and outstanding at the Closing Date; (d) issuable upon the exercise of all warrants to purchase Ironclad Common Stock issued and outstanding at the Closing Date; and (e) issuable upon the conversion of all shares of Ironclad Series A Preferred Stock and Ironclad Series B Preferred Stock issuable upon the exercise of warrants to purchase Ironclad Series A Preferred Stock and Ironclad Series B Preferred Stock issued and outstanding as of the Closing Date.

                  "GAAP" means generally accepted accounting principles as applied in the United States of America.

                  "GOVERNMENTAL ENTITY" means any national, state, municipal, or other government or any court, administrative or regulatory agency or organization (including without limitation, any self-regulatory organization), or commission or other governmental authority or agency, domestic or foreign, including without limitation, the National Association of Securities Dealers and the NASDAQ Stock Market.

                  "INTELLECTUAL PROPERTY" means any and all United States and foreign: (i) patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein and all improvements


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to the inventions disclosed in each such registration or application, (ii)
trademarks, service marks, trade dress, trade names and corporate names, whether or not registered, including but not limited to all common law rights, and registrations and applications for registration thereof, (iii) copyrights (including but not limited to copyrights on designs) (registered or otherwise) and registrations and applications for registration thereof, (iv) computer software, including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, data and documentation, (v) trade secrets and confidential technical and business information (including but not limited to formulas, compositions, and inventions reduced to practice, whether or not patentable),
(vi) confidential technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vii) any right arising under any law providing protection to industrial or other designs, (viii) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, and (ix) all rights to sue or recover and retain damages and costs and attorneys fees for present and past infringement of any of the foregoing.

                  "IRONCLAD COMMON STOCK EXCHANGE RATIO" means a number equal to: the quotient of X divided by Y, where X is the number of shares of EUTA Common Stock constituting the Merger Consideration, and Y is the number of shares of Fully Diluted Ironclad Common Stock, as adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into EUTA Common Stock), reorganization, recapitalization, reclassification or other like change with respect to EUTA Common Stock occurring on or after the date hereof and prior to the Effective Time.

                  "IRONCLAD COMMON STOCK" means the Common Stock of Ironclad.

                  "IRONCLAD PREFERRED STOCK" means the Ironclad Series A Preferred Stock and Ironclad Series B Preferred Stock.

                  "IRONCLAD SERIES A PREFERRED EXCHANGE RATIO" means a number equal to: the quotient of X divided by Y, where X is the number of shares of EUTA Common Stock constituting the Merger Consideration , and Y is the number of shares of Fully Diluted Ironclad Common Stock, as adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into EUTA Common Stock), reorganization, recapitalization, reclassification or other like change with respect to EUTA Common Stock occurring on or after the date hereof and prior to the Effective Time.

                  "IRONCLAD SERIES B PREFERRED EXCHANGE RATIO" means a number equal to: 1.031 multiplied by the quotient of X divided by Y, where X is the number of shares of EUTA Common Stock constituting the Merger Consideration, and Y is the number of shares of Fully Diluted Ironclad Common Stock, as adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into EUTA Common Stock), reorganization, recapitalization, reclassification or other


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like change with respect to EUTA Common Stock occurring on or after the date hereof and prior to the Effective Time.

                   "IRONCLAD SERIES A PREFERRED STOCK" means the Series A Preferred Stock of Ironclad.

                  "IRONCLAD SERIES B PREFERRED STOCK" means the Series B Preferred Stock of Ironclad.

                  "IRONCLAD SHARES" means, collectively, the Ironclad Common Stock, Ironclad Series A Preferred Stock, and Ironclad Series B Preferred Stock.

                  "IRONCLAD SHAREHOLDERS" means, collectively, the holders of the Ironclad Common Stock, Ironclad Series A Preferred Stock, and Ironclad Series B Preferred Stock.

                  "LICENSES" means all notifications, licenses, permits (including, without limitation, environmental, construction and operation permits), franchises, certificates, approvals, exemptions, classifications, registrations and other similar documents and authorizations issued by a Governmental Entity, and applications therefor.

                  "LIENS" mean all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever.

                  "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means, when used in respect to Ironclad or EUTA, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such Party and its Subsidiaries taken as a whole.

                  "MERGER" means the merger of MergerCo with and into Ironclad pursuant to this Agreement and the CGCL.

                  "MERGERCO COMMON STOCK" means the Common Stock of MergerCo.

                  "MERGER CONSIDERATION" means nineteen million seven hundred six thousand three hundred fifty-three (19,706,353) shares of EUTA Common Stock issued as of the Effective Time.

                  "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

                  "SEC" means the United States Securities and Exchange Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SUBSIDIARY" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of another Person, which are


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sufficient to elect at least a majority of such other Person's board of directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of such other Person's equity interests).

                  "TAXES" means all taxes, assessments, charges, duties, fees, levies or other governmental charges (including interest, penalties or additions associated therewith), including income, franchise, capital stock, real property, personal property, tangible, withholding, employment, payroll, social security, social contribution, unemployment compensation, disability, transfer, sales, use, excise, gross receipts, value-added and all other taxes of any kind for which a Person may have any liability imposed by any Governmental Entity, whether disputed or not, and any charges, interest or penalties imposed by any Governmental Entity.

                  "TAX RETURN" means any report, return, declaration or other information required to be supplied to a Governmental Entity in connection with Taxes, including estimated returns and reports of every kind with respect to Taxes.

         1.2 OTHER DEFINITIONS. The following terms are defined in the following sections of this Agreement:

DEFINED TERM                                                          SECTION
------------                                                          -------
14f-1 Information Statement.....................................        6.2
2005 Stock Incentive Plan.......................................        3.3
Acquisition Proposal............................................        6.7
Agreement.......................................................     Preamble
Assumed Option and Warrant......................................       2.9.8
Cash Reserve....................................................        4.8
Certificate of Merger...........................................        2.3
Certificates....................................................      2.10.1
Closing.........................................................        2.2
Closing Date....................................................        2.2
Equity Financing................................................       7.3.8
EUTA Contracts..................................................       4.20
EUTA Disclosure Schedule........................................         4
EUTA SEC Documents..............................................       4.6.1
EUTA's Accountant...............................................        6.2
Ironclad........................................................     Preamble
Ironclad Contracts..............................................       3.14
Ironclad Disclosure Schedule....................................         3
Ironclad Financial Statements...................................        3.6
Ironclad Intellectual Property..................................       3.18
Ironclad Shareholders' Approval.................................       3.28
Ironclad Subsidiaries...........................................        3.2
Letter of Transmittal...........................................      2.10.1
MergerCo........................................................     Preamble
Merger Consideration Shares.....................................       2.9.1
Merger Consideration Reserved Shares............................       2.9.1
Merger Expenses Closing Payment.................................       6.12


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Merger Share Certificate........................................      2.10.2
NASD............................................................        4.9
OTC BB..........................................................        4.9
Party(ies)......................................................     Preamble
Pre-Closing Obligations.........................................       6.11
Press Release...................................................        6.3
Pro Forma Financial Statements..................................        6.4
Resignations....................................................        6.1
Secretary of State..............................................        2.3
2005 Stock Incentive Plan.......................................       4.14
Surviving Corporation...........................................        2.1
Terminated EUTA Contracts.......................................       4.20
Transaction Form 8-K............................................        6.3


2. THE MERGER.

         2.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the CGCL, MergerCo shall be merged with and into Ironclad at the Effective Time. At the Effective Time, the separate existence of MergerCo shall cease, and Ironclad shall continue as the surviving corporation following the Merger (the "SURVIVING CORPORATION"). The corporate existence of Ironclad, with all its purposes, rights, privileges, franchises, powers and objects, shall continue unaffected and unimpaired by the Merger and, as the Surviving Corporation, it shall be governed by the laws of the State of California. As a result of the Merger, the outstanding shares of capital stock of Ironclad and MergerCo shall be converted or cancelled in the manner provided in SECTION 2.9.

         2.2 CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to SECTION
8.1 and subject to the satisfaction or waiver (where applicable) of the conditions set forth in SECTION 7, the closing of the Merger (the "CLOSING") will take place at 10:00 a.m. on the first business day after satisfaction of the conditions set forth in SECTION 7 (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in SECTION 7) (the "CLOSING DATE"), at the offices of Stubbs Alderton & Markiles, LLP, unless another date, time or place is agreed to in writing by the parties hereto.

         2.3 ACTIONS AND DELIVERIES AT CLOSING. An agreement of merger in the form attached hereto as EXHIBIT C (the "CERTIFICATE OF MERGER") shall be duly prepared and executed, and shall be filed with the Secretary of State of the State of California (the "SECRETARY OF STATE") in accordance with the CGCL on the Closing Date. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State, or at such other time as is permissible in accordance with the CGCL and as EUTA and Ironclad shall agree should be specified in the Certificate of Merger. In addition, at the Closing,

                  2.3.1    Ironclad will deliver to EUTA:


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                           (a)      An officers' certificate, substantially in
                                    the form of EXHIBIT D, duly executed on
                                    Ironclad's behalf, as to whether each
                                    condition specified in SECTIONS 7.2.1
                                    through 7.2.7, has been satisfied in all respects.

                           (b) A Secretary's certificate, substantially in the form of EXHIBIT E, duly executed on Ironclad's behalf.

                           (c) A legal opinion of counsel to Ironclad, substantially in the form of EXHIBIT F hereto.

                  2.3.2    EUTA will deliver to Ironclad:

                           (a) An officers' certificate, substantially in the form of EXHIBIT G, duly executed on EUTA and MergerCo's behalf, as to whether each condition specified in SECTIONS 7.3.1 through 7.3.6 and 7.3.12 has been satisfied in all respects.

                           (b) A Secretary's certificate, substantially in the form of EXHIBIT H, duly executed on each of EUTA's and MergerCo's behalf.

                           (c) A legal opinion of counsel to EUTA, in a form acceptable to Ironclad, in its sole discretion.

         2.4 EFFECTS OF THE MERGER. Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the CGCL. At the Effective Time all MergerCo's property, rights, privileges, powers, and franchises will vest in the Surviving Corporation, and all debts, liabilities, and duties of MergerCo will become the Surviving Corporation's debts, liabilities, and duties.

         2.5 GOVERNING DOCUMENTS OF THE SURVIVING CORPORATION. As of the Effective Time, by virtue of the Merger and without any action on the part of the Parties:

                  2.5.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as set forth on EXHIBIT J hereto; and

                  2.5.2 BYLAWS. The Bylaws of Ironclad, as in effect immediately prior to the Effective Time, will be the Surviving Corporation's Bylaws until thereafter amended.

         2.6 DIRECTORS OF THE SURVIVING CORPORATION. At the Effective Time, the Board of Directors of the Surviving Corporation shall consist of R.D. Peter Bloomer, Eduard Jaeger, Scott Alderton and Vane P. Clayton, who shall serve as the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation, in each case, until their respective successors shall have been elected and qualified or until otherwise provided by law. All other directors of MergerCo immediately prior to the Effective Time shall resign, effective as of the Effective Time.


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         2.7      OFFICERS OF THE SURVIVING  CORPORATION.  At the Effective Time
the officers of MergerCo immediately prior to the Effective Time shall resign, effective as of the Effective Time, and shall be replaced by the following individuals:

             Eduard Jaeger...............  President and Chief Executive Officer
             Thomas E. Walsh.............  Chief Financial Officer
             Thomas Krieg................  Secretary
             Rhonda Hoffarth.............  Chief Operating Officer

who shall serve as officers of the Surviving Corporation subject to the applicable provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation, in each case, until their respective successors shall have been duly appointed or until otherwise provided by law.

         2.8. EFFECT ON CAPITAL STOCK OF MERGERCO. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of MergerCo Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation.

         2.9. EFFECT ON CAPITAL STOCK OF IRONCLAD. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

                  2.9.1. AGGREGATE CONSIDERATION TO BE RECEIVED BY IRONCLAD SHAREHOLDERS. The aggregate merger consideration, which shall include (a) the shares to be issued at the Effective Time to Ironclad Shareholders (the "MERGER CONSIDERATION SHARES") plus (b) the number of shares to be reserved for issuance by EUTA upon the exercise of any Assumed Options and Warrants (the "MERGER CONSIDERATION RESERVED SHARES"), will be that number of fully paid, nonassessable shares of EUTA Common Stock constituting the Merger Consideration. To the extent necessary, the Parties shall make appropriate adjustment to the Ironclad Common Exchange Ratios, Ironclad Series A Preferred Exchange Ratio, or Ironclad Series B Preferred Exchange Ratio, as applicable, to ensure that the sum of the Merger Consideration Shares and Merger Consideration Reserved Shares shall be equal to the Merger Consideration.

                  2.9.2 CONVERSION OF IRONCLAD COMMON STOCK. Each issued and outstanding share of Ironclad Common Stock (other than shares of Ironclad Common Stock, if any, that are held by EUTA or MergerCo) shall be converted into the right to receive that number of fully paid and nonassessable shares of EUTA Common Stock equal to the Ironclad Common Exchange Ratio, subject in all respects to SECTION 2.9.1.

                  2.9.3 CONVERSION OF IRONCLAD SERIES A PREFERRED STOCK. Each issued and outstanding share of Ironclad Series A Preferred Stock (other than shares of Ironclad Series A Preferred Stock, if any, that are held by EUTA or MergerCo) shall be converted into the right to receive that number of fully paid and nonassessable shares of EUTA Common Stock equal to the Ironclad Series A Preferred Exchange Ratio, subject in all respects to SECTION 2.9.1.

                  2.9.4 CONVERSION OF IRONCLAD SERIES B PREFERRED STOCK. Each issued and outstanding share of Ironclad Series B Preferred Stock (other than shares of Ironclad Series B


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                           Preferred Stock, if any, that are held by EUTA or
                           MergerCo) shall be converted into the right to receive that number of fully paid and nonassessable shares of EUTA Common Stock equal to the Ironclad Series B Preferred Exchange Ratio, subject in all respects to SECTION 2.9.1.

                  2.9.5 CANCELLATION OF TREASURY SHARES AND SHARES HELD BY EUTA. Any and all Ironclad Shares owned by EUTA or MergerCo or held in the treasury of Ironclad shall be cancelled and cease to exist at the Effective Time, and no consideration shall be paid with respect thereto.

                  2.9.6 NO FRACTIONAL SHARES. No fractional shares of EUTA Common Stock shall be issued in the Merger. If the number of shares a holder of Ironclad Shares holds immediately prior to the Closing multiplied by the applicable exchange ratio would result in the issuance of a fractional share of EUTA Common Stock, that product will be rounded down to the nearest whole number of shares of EUTA Common Stock if it is less than the fraction of one-half of one (0.5) share of EUTA Common Stock or rounded up to the nearest whole number of shares of EUTA Common Stock if the said product is equal to or greater than the fraction of one-half of one (0.5) share of EUTA Common Stock.

                  2.9.7 CANCELLATION AND RETIREMENT OF IRONCLAD SHARES. As of the Effective Time, all Ironclad Shares issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Ironclad Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration per share upon the surrender of such certificate in accordance with SECTION 2.10, without any interest thereon, subject to any applicable withholding tax.

                  2.9.8 STOCK OPTIONS AND WARRANTS. At the Effective Time, all options to purchase shares of Ironclad Common Stock then outstanding and all warrants to purchase shares of Ironclad Common Stock or Ironclad Preferred Stock then outstanding, in each case whether vested or unvested, shall be assumed by EUTA or replaced with EUTA options and warrants on substantially identical terms (each an "ASSUMED OPTION" or "ASSUMED WARRANT" and together, each an "ASSUMED OPTION AND WARRANT") in accordance with this SECTION 2.9.8 , provided that warrants to purchase shares of Ironclad Common Stock or Ironclad Preferred Stock will be exercisable into shares of EUTA Common Stock based Exchange Ratio applicable thereto. Each Assumed Option and Warrant will continue to have, and be subject to, the same terms and conditions of such options immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions and provisions regarding the acceleration of vesting on certain transactions), except that (i) each Assumed Option and Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of EUTA Common Stock equal to the product of the number of shares of Ironclad Common Stock or Ironclad Preferred Stock that were issuable upon exercise of such Ironclad option or warrant immediately prior to the Effective Time multiplied by the Ironclad Common Exchange Ratio, Ironclad Series A Preferred Stock Exchange Ratio, or Ironclad Series B Preferred Stock Exchange Ratio, as applicable, and
                           (ii) the per share exercise price for the shares of EUTA Common Stock issuable upon exercise of each Assumed Option and Warrant will be equal to the quotient determined by dividing the exercise price per share of Ironclad Common


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                           Stock at which such Ironclad option or warrant was
                           exercisable immediately prior to the Effective Time by the Ironclad Common Exchange Ratio.

         2.10     EXCHANGE OF CERTIFICATES.

                  2.10.1 EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, EUTA shall deliver to each holder of record of a certificate or certificates which, immediately prior to the Effective Time represented outstanding shares of Ironclad Shares (the "CERTIFICATES") whose shares are converted pursuant to SECTION 2.9 into the right to receive Merger Consideration: (i) a letter of transmittal (the "LETTER OF TRANSMITTAL") (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to EUTA or its designated agent and shall be in such form and have such other customary provisions as EUTA may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificate in exchange for the Merger Consideration allocable to the Ironclad Shares formerly represented thereby.

                  2.10.2 MERGER SHARE CERTIFICATES. Upon surrender of a Certificate for cancellation to EUTA, or to any agent or agents as may be appointed by EUTA, together with the Letter of Transmittal, duly completed and executed in accordance with its terms and such other documents as EUTA or its agent or agents, the holder of such Certificate shall be entitled to receive in exchange therefore, a certificate ("MERGER SHARE CERTIFICATE") representing the number of shares of EUTA Common Stock which such holder has the right to receive pursuant to the provisions of SECTION 2.9 and the Certificate so surrendered shall forthwith be cancelled. If any certificate for such EUTA Common Stock is to be issued in a name other than that in which the certificate for Ironclad Shares surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the Person requesting such exchange shall pay to EUTA or its transfer agent any transfer or other taxes or other costs required by reason of the issuance of certificates for such EUTA Common Stock in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of EUTA or its transfer agent that all taxes have been paid. Until surrendered as contemplated by this SECTION 2.10.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by
                           SECTION 2.9.

                  2.10.3 LOST CERTIFICATES. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by EUTA, the posting by such Person of a bond in such reasonable amount as EUTA may direct as indemnity against any claim that may be made against it with respect to such Certificate, EUTA shall issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration due to such Person as provided in SECTION 2.9.

                  2.10.4 DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to EUTA Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate for Ironclad Shares with respect to the shares of EUTA Common Stock, the right to receive which is represented thereby, until the surrender of such Certificate in accordance with this SECTION 2.10.

                  2.10.5 NO FURTHER OWNERSHIP RIGHTS IN IRONCLAD SHARES. All shares of EUTA Common Stock issued upon the surrender of the Certificates in accordance with the terms of this SECTION 2, shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to Ironclad Shares theretofore represented by such certificates.

                  2.10.6 NO LIABILITY. None of the Parties shall be liable to any Person in respect of any shares of EUTA Common Stock (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing Ironclad Shares shall not have been surrendered prior to the first
                           (1st) anniversary of the Closing, any such shares, dividends or distributions in respect of such certificate shall, to the extent permitted by applicable law, become the property of EUTA, free and clear of all claims or interests of any Person previously entitled thereto.

3. REPRESENTATIONS AND WARRANTIES OF IRONCLAD.

         Except as set forth in the disclosure schedule delivered by Ironclad to EUTA at the time of execution of this Agreement and attached hereto (the "IRONCLAD DISCLOSURE SCHEDULE"), Ironclad represents and warrants to EUTA as follows:

         3.1 ORGANIZATION, STANDING AND CORPORATE POWER. Ironclad is a corporation validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority to carry on its business as now being conducted and currently contemplated to be conducted. Ironclad is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect on Ironclad.

         3.2 SUBSIDIARIES. The only direct or indirect Subsidiaries of Ironclad are listed in the Ironclad Disclosure Schedule (the "IRONCLAD SUBSIDIARIES"). All the outstanding shares of capital stock of each Ironclad Subsidiary which is a corporation have been validly issued and are fully paid and nonassessable and, except as set forth in the Ironclad Disclosure Schedule, are owned (of record and beneficially) by Ironclad, free and clear of all Liens. Except for the capital stock of the Ironclad Subsidiaries, which are corporations, Ironclad does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, business association, joint venture or other entity.

         3.3 CAPITAL STRUCTURE. The authorized capital stock of Ironclad consists of 100,000,000 shares, 60,000,000 shares of which are designated as Ironclad Common Stock, with no par value, 40,000,000 shares of which are designated as Preferred Stock, of which 23,000,000 are designated as Series A Preferred Stock and 3,666,666 are designated Series B Preferred Stock. Of the authorized capital stock of Ironclad, 23,486,599 shares of Ironclad Common Stock, 13,918,743 shares of Ironclad Series A Preferred Stock, and 594,570 shares of Ironclad Series B Preferred Stock are issued and outstanding. The Ironclad Board of Directors has reserved for issuance 7,000,000 shares of common stock pursuant to its 2005 Stock Incentive Plan (the "2005 STOCK INCENTIVE PLAN"). 291,344 shares of common stock have been issued upon the exercise of options granted under the Ironclad 2005 Stock Incentive Plan and options to purchase an aggregate of 5,999,032 shares of Ironclad Common Stock under the Ironclad 2005 Stock Incentive Plan are currently outstanding. Warrants to purchase an aggregate of 1,208,393 shares of Ironclad Common Stock, 505,437 shares of Ironclad Series A Preferred Stock and 21,667 shares of Series B Preferred Stock are currently outstanding. In addition, Ironclad has committed to issue, or cause a merger partner to issue, warrants to purchase common stock of Ironclad, or warrants to purchase the common stock of such merger partner, pursuant to (a) that certain Loan Agreement, dated October 21, 2005, by and between Ironclad and Westrec Capital Partners, Inc., and (b) those certain Stock Purchase Agreements dated March 8, 2006 between Ironclad and those persons electing to participate in the bridge financing which closed March 8, 2006. Except as set forth above, no shares or other equity securities of Ironclad are issued, reserved for issuance or outstanding. All outstanding shares of Ironclad are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of Ironclad having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Ironclad may vote. The Ironclad Disclosure Schedule sets forth the outstanding capitalization of Ironclad, including a list of all holders of Ironclad Shares and their respective holdings. Except as set forth on the Ironclad Disclosure Schedule, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Ironclad is a party or by which it is bound obligating Ironclad to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares or other equity or voting securities of Ironclad or obligating Ironclad to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of Ironclad or any Ironclad Subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any securities of Ironclad. There are no agreements or arrangements pursuant to which Ironclad is or could be required to register Ironclad Common Stock or other securities under the Securities Act, or other agreements or arrangements with or among any security holders of Ironclad with respect to securities of Ironclad.

         3.4 AUTHORITY. Ironclad has the requisite corporate and other power and authority to enter into this Agreement and, subject to obtaining the Ironclad Shareholders' Approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Ironclad and the consummation by Ironclad of the transactions contemplated hereby have been duly authorized by the Board of Directors of Ironclad; the Board of Directors has recommended adoption of this Agreement by the shareholders of Ironclad; and no other corporate proceedings on the part of Ironclad or its shareholders are necessary to authorize the execution, delivery and performance of this Agreement by Ironclad and the consummation by Ironclad of the transaction contemplated hereby, other than obtaining the Ironclad Shareholders' Approval. This Agreement has been duly executed and delivered by Ironclad and constitutes a valid and binding obligation of Ironclad, enforceable against Ironclad in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

         3.5 NON-CONTRAVENTION. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Ironclad under, (i) the Articles of Incorporation or Bylaws of Ironclad, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Ironclad, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Ironclad, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate would not have either a Material Adverse Effect on Ironclad or would not prevent, hinder or delay the ability of Ironclad to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Ironclad in connection with the execution and delivery of this Agreement by Ironclad or the consummation by Ironclad of the transactions contemplated hereby, except, with respect to this Agreement, for the filing of the Certificate of Merger and other appropriate merger documents required by the CGCL with the Secretary of State and appropriate documents with the relevant authorities of other states in which Ironclad is qualified to do business.

         3.6 FINANCIALS STATEMENTS. Set forth on the Ironclad Disclosure Schedule are the following financial statements (collectively the "IRONCLAD FINANCIAL STATEMENTS"): (a) audited consolidated balance sheets and statements of income, changes in shareholders' equity, and cash flow as of and for the fiscal years ended December 31, 2003 and 2004 for Ironclad and (b) unaudited consolidated balance sheets and statements of income, changes in shareholders' equity, and cash flow as of and for the nine months ended September 30, 2005 for Ironclad. The Ironclad Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of Ironclad as of such dates and the results of operations of Ironclad for such periods, are correct and complete, and are consistent with the books and records of Ironclad; PROVIDED, HOWEVER, that the unaudited interim financial statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. Since September 30, 2005, Ironclad has not effected any change in any method of accounting or accounting practice, except for any such change required because of a concurrent change in GAAP.

         3.7 NO UNDISCLOSED LIABILITIES. Ironclad does not have any liabilities or obligations (whether absolute, contingent or otherwise), which are not adequately reflected or provided for in the Ironclad Financial Statements, except for liabilities and obligations (i) that have been incurred since the date of the most recent balance sheet included in the Ironclad Financial Statements in the ordinary course of business and are not (singly or in the aggregate) material to Ironclad's business, and (ii) not due and payable or to be performed or satisfied after the date hereof under Ironclad Contracts in accordance with their terms, in each case which are not (singly or in the aggregate) material to Ironclad's business.

         3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 2005, Ironclad has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been: (i) any Material Adverse Change with respect to Ironclad; (ii) any condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Change with respect to Ironclad; (iii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by SECTION 5.1 without prior consent of EUTA; or (iv) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Ironclad to consummate the transactions contemplated by this Agreement.

         3.9 LEGAL PROCEEDINGS. There is no suit, action, claim, arbitration, proceeding or investigation pending or, to the knowledge of Ironclad, threatened against, relating to or involving Ironclad, or real or personal property of Ironclad, before any Governmental Entity or other third party. To the knowledge of Ironclad, there is no basis for any such suit, action, proceeding or investigation.

         3.10 COMPLIANCE WITH LAW. To the knowledge of Ironclad, Ironclad is compliance in all material respects with all applicable laws (including, without limitation, applicable laws relating to zoning, environmental matters and the safety and health of employees), ordinances, regulations and orders of all Governmental Entities. Ironclad has not been charged with and, to the knowledge of Ironclad, is not now under investigation with respect to, a violation of any applicable law, regulation, ordinance, order or other requirement of a Governmental Entity. Ironclad is not a party to or bound by any order, judgment, decree or injunction of any Governmental Entity.

         3.11 BENEFIT PLANS. The Ironclad Disclosure Schedule contains a true and complete list of each Benefit Plan currently sponsored, maintained or contributed to by Ironclad. Ironclad's records accurately reflect its employees' employment histories, including their hours of service, and all such data is maintained in a usable form.

         3.12 CERTAIN EMPLOYEE PAYMENTS. Ironclad is not a party to any employment agreement which could result in the payment to any current, former or future director or employee of Ironclad of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a "parachute payment" (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

         3.13 TAX RETURNS AND TAX PAYMENTS. Ironclad is not subject to any liabilities or claims for Taxes, including Taxes relating to prior periods, other than those set forth or adequately reserved against in the Ironclad Financial Statements or those incurred since the date of the most recent balance sheet included in the Ironclad Financial Statements in the ordinary course of business. Ironclad has duly filed when due all Tax Returns in connection with and in respect of its business, assets and employees, and has timely paid and discharged all amounts shown as due thereon. Ironclad has made available to EUTA accurate and complete copies of all of its Tax Returns for all periods, except those periods for which returns are not yet due. Ironclad has not received any notice of any Tax deficiency outstanding, proposed or assessed against or allocable to it, and has not executed any waiver of any statute of limitations on the assessment or collection of any Tax or executed or filed with any Governmental Entity any contract or other agreement now in effect extending the period for assessment or collection of any Taxes against it. There are no Liens for Taxes upon, pending against or threatened against, any asset of Ironclad, other than Liens for Taxes not yet due and payable. Ironclad is not subject to any Tax allocation or sharing agreement.

         3.14 CONTRACTS AND COMMITMENTS. Ironclad has made available to EUTA true, correct and complete copies of each of the following contracts and agreements to which Ironclad is a party or by which any of its assets or properties are bound (together the "IRONCLAD CONTRACTS"):

                  3.14.1 all bonds, debentures, notes, loans, credit or loan agreements or loan commitments, mortgages, indentures, guarantees or other contracts relating to the borrowing of money or binding upon any properties or assets (real, personal or mixed, tangible or intangible) of Ironclad;

                  3.14.2 all rental or use agreements, contracts, covenants or obligations which may involve the payment by or to Ironclad of more than $50,000;

                  3.14.3 any contract, agreement, commitment or obligation to make any capital expenditures in excess of $50,000;

                  3.14.4 contracts, agreements, commitments or other obligations with any Person containing any provision or covenant limiting the ability of Ironclad to engage in any line of business or to compete with or to obtain products or services from any Person or limiting the ability of any Person to compete with or to provide products or services to, or obtain products or services from, Ironclad, or covering indemnification of another Person other than in the ordinary course of business;

                  3.14.5 any profit-sharing or similar contract, agreement, understanding or obligation with any Person;

                  3.14.6 contracts, agreements, commitments or other obligations with respect to the purchase or sale by or to Ironclad of any product, equipment, facility, or similar item that by their respective terms do not expire or terminate or are not terminable by Ironclad, without penalty, premium or other liability within 30 days or may involve the payment by or to Ironclad of more than $50,000;

                  3.14.7 contracts, agreements, commitments or other obligations to provide services or facilities by or to Ironclad or to or by another Person which is not terminable by Ironclad within 30 days without penalty, premium or other liability or involving payment by Ironclad or the other Person of more than $50,000;

                  3.14.8 any contract that provides for an increased payment or benefit, or accelerated vesting, upon the execution of this Agreement or in connection with the transactions contemplated hereby;

                  3.14.9 any contract or agreement granting any Person a Lien on all or any part of any asset of Ironclad;

                  3.14.10 any contract providing for the indemnification or holding harmless by Ironclad of any of its shareholders, officers, directors, employees or representatives;

                  3.14.11 all other contracts, agreements, commitments or other obligations whether or not made in the ordinary course of business which may involve the expenditure by Ironclad of funds in excess of $50,000 per commitment (or under a group of similar commitments), or are otherwise material to Ironclad; or

                  3.14.12 all other contracts, agreements, commitments, or other obligations of any kind that involve or relate to any Ironclad Shareholder, officer, director, employee or consultant of Ironclad or any Affiliate or relative thereof.

To the knowledge of Ironclad, the Ironclad Contracts are legal, valid, binding and enforceable in accordance with their respective terms with respect to Ironclad and each other party to such Ironclad Contracts. There are no existing defaults or breaches of Ironclad under any Ironclad Contract (or events or conditions which, with notice or lapse of time or both would constitute a default or breach) and, to the knowledge of Ironclad, there are no such defaults (or events or conditions which, with notice or lapse of time or both, would constitute a default or breach) with respect to any third party to any Ironclad Contract. Except as set forth on the Ironclad Disclosure Schedule, Ironclad is not participating in any discussions or negotiations regarding modification of or amendment to any Ironclad Contract or entry in any new material contract applicable to Ironclad or the real or personal property of Ironclad. The Ironclad Disclosure Schedule specifically identifies each Ironclad Contract set forth therein that requires the consent of or notice to the other party thereto to avoid any breach, default or violation of such contract, agreement or other instrument in connection with the transactions contemplated by this Agreement.

         3.15 RECEIVABLES. All of the receivables of Ironclad are enforceable, represent BONA FIDE transactions, and arose in the ordinary course of business of Ironclad, and are reflected properly in its books and records. All of Ironclad's receivables are reasonably believed by Ironclad to be collectible in accordance with past practice and the terms of such receivables, without set off or counterclaims except to the extent of reserves therefor set forth in the most recent balance sheet included in the Ironclad Financial Statements or, for receivables arising subsequent to September 30, 2005, as reflected on the books and records of Ironclad. To Ironclad's knowledge, no customer or supplier of Ironclad has any reasonable basis to believe that it has or would be entitled to any payment terms other than terms in the ordinary course of business, including any prior course of conduct.

         3.16 PERSONAL PROPERTY. Ironclad has good, clear and marketable title to all the tangible properties and tangible assets reflected in Ironclad's latest balance sheet as being owned by Ironclad or acquired after the date thereof which are, individually or in the aggregate, material to Ironclad's business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Liens. All equipment and other items of tangible personal property and assets of Ironclad (a) are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and (b) are usable in the regular and ordinary course of Ironclad's business.

         3.17 REAL PROPERTY. Ironclad does not own any real property. The Ironclad Disclosure Schedule sets forth all real property leases to which Ironclad is a party. Ironclad has a valid leasehold interest in such leased real property, and such leases are in full force and effect. The improvements and fixtures on such real property leased by Ironclad are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted.

         3.18 INTELLECTUAL PROPERTY RIGHTS. Ironclad owns, or is licensed or otherwise to its knowledge has the valid rights to use, all material Intellectual Property used in the conduct of its business (the "IRONCLAD INTELLECTUAL PROPERTY").

         3.19 TRANSACTIONS WITH RELATED PARTIES. Ironclad is not a party to any contract, lease, license, commitment or arrangement, written or oral, which, were Ironclad a "registrant" under the Exchange Act, would be required to be disclosed pursuant to Item 404(a) or (c) of Regulation S-B as promulgated by the SEC, and there are no loans outstanding to or from any Person specified in Item 404(a) of Regulation S-B from or to Ironclad.

         3.20 NO GUARANTIES. None of the obligations or liabilities of Ironclad incurred in connection with the operation of its business is guaranteed by or subject to a similar contingent obligation of any other Person. Ironclad has not guaranteed or become subject to a similar contingent obligation in respect of the obligations or liabilities of any other Person. There are no outstanding letters of credit, surety bonds or similar instruments of Ironclad or any of its Affiliates.

         3.21 PRODUCT OR SERVICE DEFECTS; LIABILITY. Ironclad is not aware of any material defects in any of its products or the design thereof, nor in any of the services it provides. Ironclad has not received any customer complaints or third party reports concerning alleged defects in its products, the design thereof or its services that, if true, could have a Material Adverse Effect on Ironclad, nor has Ironclad had any of its products returned by a purchaser thereof other than for minor, nonrecurring warranty problems. Ironclad has no liabilities (and, to the knowledge of Ironclad, there is no basis for any present or future action against Ironclad giving rise to any liability) arising out of any injury to individuals or property as a result of ownership, possession or use of any product designed, manufactured, sold, leased or delivered by Ironclad.

         3.22 PRODUCT WARRANTY. Each product manufactured, sold, leased or delivered by Ironclad has been manufactured, sold, leased or delivered, as the case may be, in conformity in all material respects with all applicable law, all contracts to which Ironclad is a party, and all express and implied warranties, and Ironclad does not have any liability (and, to the knowledge of Ironclad, there is no basis for any present or future actions against Ironclad giving rise to any such liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Effective Time in accordance with Ironclad's ordinary course of business, consistent with GAAP. No product designed, manufactured, sold, leased or delivered by Ironclad is subject to any guaranty, warranty or other indemnity or similar liability beyond the applicable standard terms and conditions of sale or lease.

         3.23 LICENSES. Ironclad owns or possesses all of the material Licenses which are necessary to enable it to carry on its business as presently conducted. All such Licenses are valid, binding, and in full force and effect. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby will not adversely affect any such License.

         3.24 RECORDS. The books of account, corporate records and minute books of Ironclad are complete and correct in all material respects. Complete and accurate copies of all such books of account, corporate records and minute books and of the stock register of Ironclad have been made available to EUTA.

         3.25 NO BROKERS OR FINDERS. Except as disclosed on the Ironclad Disclosure Schedule, Ironclad has not, and its Affiliates, officers, directors or employees have not, employed any broker or finder or incurred any liability for any brokerage or finder's fee or commissions or similar payment in connection with any of the transactions contemplated hereby.

         3.26 BOARD RECOMMENDATION. The Board of Directors of Ironclad has unanimously determined that the terms of the Merger are fair to and in the best interests of the Ironclad Shareholders and recommended that the Ironclad Shareholders approve the Merger.

         3.27 DISCLOSURE. Neither this Agreement, nor any Schedule or Exhibit to this Agreement, nor any other statements, documents or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading in light of the circumstances under which such statements were made.

         3.28 REQUIRED IRONCLAD VOTE. The affirmative votes of the holders of a majority of the shares of Ironclad Shares voting together as one class on an as-converted basis, and the affirmative votes of the holders of not less than two-thirds (2/3) of the Ironclad Preferred Stock are the only votes of the holders of any class or series of Ironclad's securities necessary to approve the Merger (the "IRONCLAD SHAREHOLDERS' APPROVAL").

4. REPRESENTATIONS AND WARRANTIES OF EUTA AND MERGERCO.

         Except as set forth in the disclosure schedule delivered by EUTA to Ironclad at the time of execution of this Agreement and attached hereto (the "EUTA DISCLOSURE SCHEDULE"), EUTA and MergerCo, jointly and severally, represent and warrant to Ironclad as follows:

         4.1 ORGANIZATION, STANDING AND CORPORATE POWER. EUTA is validly existing and in good standing under the laws of the State of Nevada, and has the requisite corporate power and authority to carry on its business as now being conducted. MergerCo is duly organized, validly existing and in good standing under the laws of the State of California, and has the requisite corporate power and authority to carry on its business as now being conducted.

         4.2 NO SUBSIDIARIES. Other than MergerCo, EUTA does not currently own, directly or indirectly, any capital stock or other equities, securities or interests in any other corporation or in any limited liability company, partnership, joint venture or other association.

         4.3      CAPITAL STRUCTURE.

                  4.3.1 The authorized capital stock of EUTA consists of 50,000,000 shares of EUTA Common Stock, $0.001 par value, of which, 3,010,000 shares of EUTA Common Stock are issued and outstanding as of the date of this Agreement, and 3,489,444 shares of EUTA Common Stock shall be issued and outstanding as of the Closing Date. All outstanding shares of capital stock of EUTA are, and all shares which may be issued pursuant to this Agreement and in connection with the Equity Financing, will be, when issued, duly authorized, validly issued, fully paid and nonassessable and, not subject to preemptive rights, and issued in compliance with all applicable state and federal laws concerning the issuance of securities. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of EUTA having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of EUTA Common Stock may vote. Except as set forth on the EUTA Disclosure Schedule, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which EUTA is a party or by which any of them is bound obligating EUTA to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of EUTA or obligating EUTA to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of EUTA or obligating EUTA to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of EUTA to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of EUTA. There are no agreements or arrangements pursuant to which EUTA is or could be required to register shares of EUTA Common Stock or other securities under the Securities Act or other agreements or arrangements with or among any holder of EUTA securities with respect to securities of EUTA. Upon the Closing, and giving effect to the Equity Financing (assuming the sale of 9,333,333 shares of EUTA Common Stock), EUTA's capital structure shall be as described on EXHIBIT K hereto.

                  4.3.2 The authorized capital stock of MergerCo consists of one thousand (1000) shares of Common Stock, one hundred (100) of which are issued and outstanding as of the date of this Agreement and held by EUTA. All outstanding shares of capital stock of MergerCo are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of MergerCo having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of MergerCo Common Stock may vote. Other than as provided in this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which MergerCo is a party or by which any of them is bound obligating MergerCo to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of MergerCo or obligating MergerCo to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of MergerCo or obligating MergerCo to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

         4.4 AUTHORITY. Each of EUTA and MergerCo has the requisite corporate and other power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of EUTA and MergerCo and the consummation by EUTA and MergerCo of the transactions contemplated hereby have been duly authorized by the Board of Directors of EUTA and MergerCo and EUTA as the sole shareholder of MergerCo; and no other corporate proceedings on the part of EUTA or MergerCo are necessary to authorize the execution, delivery and performance of this Agreement by EUTA and the consummation by EUTA and MergerCo of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of EUTA and MergerCo and constitutes a valid and binding obligation of each of EUTA and MergerCo, enforceable against such Party in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

         4.5 NON-CONTRAVENTION. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of either EUTA or MergerCo under, (i) the Certificate or Articles of Incorporation or Bylaws of EUTA or MergerCo, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to EUTA or MergerCo, their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to EUTA or MergerCo, their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not have either a Material Adverse Effect on EUTA or MergerCo or could not prevent, hinder or delay the ability of EUTA or MergerCo to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to EUTA or MergerCo in connection with the execution and delivery of this Agreement by EUTA or MergerCo or the consummation by EUTA and MergerCo of the transactions contemplated hereby, except, with respect to this Agreement, for the filing of the Certificate of Merger and other appropriate merger documents required by the CGCL with the Secretary of State and appropriate documents with the relevant authorities of other states in which EUTA is qualified to do business.

         4.6      SEC DOCUMENTS; UNDISCLOSED LIABILITIES.

                  4.6.1 For all periods subsequent to September 30, 2004, EUTA has filed all reports, schedules, forms, statements and other documents as required by the SEC in a timely basis (or has received a valid extension of such time of filing and has filed any such reports or other documents prior to the expiration of any such extension), and EUTA has delivered or made available to Ironclad all reports, schedules, forms, statements and other documents filed with or furnished to the SEC during such period (collectively, and in each case including all exhibits and schedules thereto and documents incorporated  by  reference  therein,  the  "EUTA SEC
                           DOCUMENTS"). As of their respective dates (or, if amended, supplemented or superseded by a filing prior to the date hereof, then as of the date of such amendment, supplement or superseding filing) the EUTA SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such EUTA SEC Documents, and none of the EUTA SEC Documents (including any and all consolidated financial statements included therein) as of such date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of EUTA included in such EUTA SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-QSB of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), have been reviewed by an independent accountant registered with the Public Company Accounting Oversight Board and fairly and accurately present the consolidated financial position of EUTA as of the dates thereof and the consolidated results of operations and changes in cash flows for the periods covered thereby (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments as determined by EUTA's independent accountants, which are not expected to have a material adverse effect on EUTA and its business). Except as set forth in the EUTA SEC Documents, at the date of the most recent financial statements of EUTA included in the EUTA SEC Documents, EUTA did not have, and since such date EUTA has not incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except for liabilities and obligations that have been incurred since the date of the most recent balance sheet included in the EUTA Financial Statements in the ordinary course of business and are not (singly or in the aggregate) material to EUTA's business, all of which are listed on the EUTA Disclosure Schedule.

                  4.6.2 The EUTA SEC Documents include all certifications and statements required of it, if any, by (i) Rule 13a-14 or 15d-14 under the Exchange Act, and (ii) 18 U.S.C.
                           Section 1350 (Section 906 of the  Sarbanes-Oxley  Act
                           of 2002), and each of such certifications and statements contain no qualifications or exceptions to the matters certified therein other than a knowledge qualification, permitted under such provision, and have not been modified or withdrawn and neither EUTA nor any of its officers has received any notice from the SEC or any other Governmental Entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications or statements.

                  4.6.3 EUTA is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002, and the provisions of the Exchange Act and the

                           Securities Act relating thereto which under the terms of such provisions (including the dates by which such compliance is required) have become applicable to EUTA.

         4.7 INTERESTED PARTY TRANSACTIONS Except as set forth in the EUTA Disclosure Schedule or in EUTA's SEC Documents, no employee, officer, director or stockholder of EUTA or a member of his or her immediate family is indebted to EUTA, nor is EUTA indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of EUTA, and (iii) for other employee benefits made generally available to all employees. To EUTA's knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom EUTA is affiliated or with whom EUTA has a material contractual relationship, or any Person that competes with EUTA. To EUTA's knowledge, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with EUTA (other than such contracts as relate to any such individual ownership of capital stock or other securities of EUTA).

         4.8 INDEBTEDNESS; EUTA ASSETS. EUTA has no indebtedness for borrowed money. Immediately prior to the Closing, EUTA will have no assets, except for cash reserves earmarked for the payment of certain accounts payable and accrued expenses of EUTA with respect to the period prior to Closing which remain unpaid, which EUTA shall be responsible for payment following the Closing pursuant to SECTION 6.12 hereof ("CASH RESERVE").

         4.9 OVER-THE-COUNTER BULLETIN BOARD QUOTATION. EUTA Common Stock is quoted on the Over-the-Counter Bulletin Board ("OTC BB"). There is no action or proceeding pending or, to EUTA's knowledge, threatened against EUTA by NASDAQ or NASD, Inc. ("NASD") with respect to any intention by such entities to prohibit or terminate the quotation of EUTA Common Stock on the OTC BB.

         4.10 COMPLIANCE WITH LAW. To the knowledge of EUTA, EUTA is compliance in all material respects with all applicable laws (including, without limitation, applicable laws relating to zoning, environmental matters and the safety and health of employees), ordinances, regulations and orders of all Governmental Entities. EUTA has not been charged with and, to the knowledge of EUTA, is not now under investigation with respect to, a violation of any applicable law, regulation, ordinance, order or other requirement of a Governmental Entity. EUTA is not a party to or bound by any order, judgment, decree or injunction of any Governmental Entity.

         4.11 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the EUTA SEC Documents, since the date of the most recent financial statements included in the EUTA SEC Documents, EUTA has conducted its business only in the ordinary course consistent with past practice in light of its current business circumstances, and there is not and has not been: (i) any Material Adverse Change with respect to EUTA; (ii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Change with respect to EUTA; (iii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by SECTION 5.1 without the prior consent of Ironclad; or (iv) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of EUTA to consummate the transactions contemplated by this Agreement.

         4.12 INFORMATION SUPPLIED. None of the information included or incorporated by reference in any documents to be filed by EUTA with the SEC or any other Governmental Entity in connection with the Merger and the other transactions contemplated hereby will, on the date of its filing or, in the case of any information to be mailed to the Shareholders of EUTA, at the date it is mailed to Shareholders of EUTA, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication which shall have become false or misleading, except that no representation is made by EUTA with respect to information supplied in writing by or on behalf of Ironclad for inclusion therein. The 14f-1 Information Statement filed by EUTA with the SEC under the Exchange Act relating to the transactions contemplated hereby, and any other documents to be filed with the SEC in connection with the Merger, will comply as to form in all material respects with the Exchange Act.

         4.13 CERTAIN EMPLOYEE PAYMENTS. EUTA is not a party to any employment agreement which could result in the payment to any current, former or future director or employee of EUTA of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a "parachute payment" (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

         4.14 TAX RETURNS AND TAX PAYMENTS. EUTA is not subject to any liabilities or claims for Taxes, including Taxes relating to prior periods, other than those set forth or adequately reserved against in the financial statements included in the EUTA SEC Documents or those incurred since the date of the most recent balance sheet included in the EUTA SEC Documents in the ordinary course of business. EUTA has duly filed when due all Tax Returns in connection with and in respect of its business, assets and employees, and has timely paid and discharged all amounts shown as due thereon. EUTA has made available to Ironclad accurate and complete copies of all of its Tax Returns for all periods, except those periods for which returns are not yet due. EUTA has not received any notice of any Tax deficiency outstanding, proposed or assessed against or allocable to it, and has not executed any waiver of any statute of limitations on the assessment or collection of any Tax or executed or filed with any Governmental Entity any contract or other agreement now in effect extending the period for assessment or collection of any Taxes against it. There are no Liens for Taxes upon, pending against or threatened against, any asset of EUTA. EUTA is not subject to any Tax allocation or sharing agreement.

         4.15 RECORDS. The books of accounts, corporate records and minute books of EUTA and MergerCo are complete and correct in all material respects. Complete and accurate copies of all such books of account, corporate records and minute books of EUTA and MergerCo have been provided to Ironclad.

         4.16 MERGERCO. MergerCo has been formed for the sole purpose of effecting the Merger and, except as contemplated by this Agreement, MergerCo has not conducted any business activities and does not have any material liabilities.

         4.17 NO BROKERS OR FINDERS. Neither EUTA, MergerCo, nor their respective Affiliates, officers, directors or employees have, employed any broker or finder or incurred any liability for any brokerage or finder's fee or commissions or similar payment in connection with any of the transactions contemplated hereby.

         4.18 BOARD RECOMMENDATION. The Board of Directors of EUTA has unanimously determined that the terms of the Merger are fair to and in the best interests of the Shareholders of EUTA and no vote of the holders of shares of EUTA Common Stock or any other EUTA security holder is necessary to approve the Merger. In addition, the Board of Directors of EUTA has unanimously determined that the terms of the Equity Financing are fair to and in the best interests of the Shareholders of EUTA and no vote of the holders of shares of EUTA Common Stock or any other EUTA security holder is necessary to approve the Equity Financing.

         4.19 LEGAL PROCEEDINGS. There is no suit, action, claim, arbitration, proceeding or investigation pending or, to the knowledge of EUTA, threatened against, relating to or involving EUTA, or real or personal property of EUTA, before any Governmental Entity or other third party. To the knowledge of EUTA, there is no basis for any such suit, action, proceeding or investigation.

         4.20 CONTRACTS AND COMMITMENTS. EUTA Disclosure Schedule contains a true, complete and accurate list of each of the following written, and to EUTA's knowledge, oral, contracts, agreements, understandings or other obligations to which EUTA is a party or by which any of its assets or properties are bound (together the "EUTA CONTRACTS"):

                  4.20.1 all bonds, debentures, notes, loans, credit or loan agreements or loan commitments, mortgages, indentures, guarantees or other contracts relating to the borrowing of money or binding upon any properties or assets (real, personal or mixed, tangible or intangible) of EUTA;

                  4.20.2 all rental or use agreements, contracts, covenants or obligations which may involve the payment by or to EUTA;

                  4.20.3 any contract, agreement, commitment or obligation to make any capital expenditures;

                  4.20.4 contracts, agreements, commitments or other obligations with any Person containing any provision or covenant limiting the ability of EUTA to engage in any line of business or to compete with or to obtain products or services from any Person or limiting the ability of any Person to compete with or to provide products or services to, or obtain products or services from, EUTA, or covering indemnification of another Person other than in the ordinary course of business;

                  4.20.5 any profit-sharing or similar contract, agreement, understanding or obligation with any Person;

                  4.20.6 contracts, agreements, commitments or other obligations with respect to the purchase or sale by or to EUTA of any product, equipment, facility, or similar item that by their respective terms do not expire or terminate or are not terminable by EUTA, without penalty, premium or other liability within 30 days or may involve the payment by or to EUTA of any amount;

                  4.20.7 contracts, agreements, commitments or other obligations to provide services or facilities by or to EUTA or to or by another Person which is not terminable by EUTA within 30 days without penalty, premium or other liability or involving payment by EUTA or the other Person of any money;

                  4.20.8 any contract that provides for an increased payment or benefit, or accelerated vesting, upon the execution of this Agreement or in connection with the transactions contemplated hereby;

                  4.20.9 any contract or agreement granting any Person a Lien on all or any part of any asset of EUTA;

                  4.20.10 any contract providing for the indemnification or holding harmless by EUTA of any of its shareholders, officers, directors, employees or representatives;

                  4.20.11 all other contracts, agreements, commitments or other obligations whether or not made in the ordinary course of business which may involve the expenditure by EUTA of any amount (or under a group of similar commitments), or are otherwise material to EUTA; or

                  4.20.12 all other contracts, agreements, commitments, or other obligations of any kind that involve or relate to any holder of EUTA Common Stock, officer, director, employee or consultant of EUTA or any Affiliate or relative thereof.

True, correct and complete copies of all EUTA Contracts have been made available to Ironclad. To the knowledge of EUTA, the EUTA Contracts are legal, valid, binding and enforceable in accordance with their respective terms with respect to EUTA and each other party to such EUTA Contracts. There are no existing defaults or breaches of EUTA under any EUTA Contract (or events or conditions which, with notice or lapse of time or both would constitute a default or breach) and, to the knowledge of EUTA, there are no such defaults (or events or conditions which, with notice or lapse of time or both, would constitute a default or breach) with respect to any third party to any EUTA Contract. Except as set forth on the EUTA Disclosure Schedule, EUTA is not participating in any discussions or negotiations regarding modification of or amendment to any EUTA Contract or entry in any new material contract applicable to EUTA or the real or personal property of EUTA. The EUTA Disclosure Schedule specifically identifies each EUTA Contract set forth therein that requires the consent of or notice to the other party thereto to avoid any breach, default or violation of such contract, agreement or other instrument in connection with the transactions contemplated by this Agreement.

         The EUTA Disclosure Schedule contains a true, complete and accurate list of each written contract, agreement, understanding or other obligation to which EUTA was a party or by which any of its assets or properties was bound that was terminated by EUTA since January 1, 2005 (together the "TERMINATED EUTA Contracts"). True, correct and complete copies of all Terminated EUTA Contracts have been made available to Ironclad. Each of the Terminated EUTA Contracts was terminated in full compliance with its terms or with the written consent of the other party to such Terminated EUTA Contract, in each case without any liability to EUTA.

         4.21 PERSONAL PROPERTY. EUTA has good, clear and marketable title to all the tangible properties and tangible assets reflected in EUTA's latest balance sheet as being owned by EUTA or acquired after the date thereof which are, individually or in the aggregate, material to EUTA's business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Liens. All equipment and other items of tangible personal property and assets of EUTA (a) are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and (b) are usable in the regular and ordinary course of EUTA's business.

         4.22 REAL PROPERTY. EUTA does not own any real property. The EUTA Disclosure Schedule sets forth all real property leases to which Ironclad is a party. EUTA has a valid leasehold interest in such leased real property, and such leases are in full force and effect. The improvements and fixtures on such real property leased by EUTA are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted.

         4.23 INTELLECTUAL PROPERTY RIGHTS. EUTA owns, or is licensed or otherwise to its knowledge has the valid rights to use, all material Intellectual Property used in the conduct of its business.

         4.24 INSURANCE. The EUTA Disclosure Schedule contains a complete and correct list of all insurance policies carried by or for the benefit of EUTA, specifying the insurer, amount of and nature of coverage, the risk insured against, the deductible amount (if any) and the date through which coverage will continue by virtue of premiums already paid.

         4.25 PRODUCT OR SERVICE DEFECTS; LIABILITY. EUTA is not aware of any material defects in any of its products (including products developed and sold prior to completion of the transactions under the ABI Agreements) or the design thereof, nor in any of the services it provides. EUTA has not received any customer complaints or third party reports concerning alleged defects in its products, the design thereof or its services that, if true, could have a Material Adverse Effect on EUTA, nor has EUTA had any of its products returned by a purchaser thereof other than for minor, nonrecurring warranty problems. EUTA has no liabilities (and, to the knowledge of EUTA, there is no basis for any present or future action against EUTA giving rise to any liability) arising out of any injury to individuals or property as a result of ownership, possession or use of any product designed, manufactured, sold, leased or delivered by EUTA.

         4.26 PRODUCT WARRANTY. Each product manufactured, sold, leased or delivered by EUTA has been manufactured, sold, leased or delivered, as the case may be, in conformity in all material respects with all applicable law, all contracts to which EUTA is a party, and all express and implied warranties, and EUTA does not have any liability (and, to the knowledge of EUTA, there is no basis for any present or future actions against EUTA giving rise to any such liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the financial statements included in the EUTA SEC Documents (rather than in any notes thereto) as adjusted for the passage of time through the Effective Time in accordance EUTA's ordinary course of business, consistent with GAAP. No product designed, manufactured, sold, leased or delivered by EUTA is subject to any guaranty, warranty or other indemnity or similar liability beyond the applicable standard terms and conditions of sale or lease.

         4.27 BENEFIT PLANS. The EUTA Disclosure Schedule contains a true and complete list of each Benefit Plan currently sponsored, maintained or contributed to by EUTA as well as any "employee benefit plan" as defined in
Section 3(3) of ERISA of EUTA. Any special tax status enjoyed by such plan is noted on such schedule. With respect to each Benefit Plan and "employee benefit plan" identified on the EUTA Disclosure Schedule, EUTA has heretofore delivered or made available to Ironclad true and complete copies of the plan documents and any amendments thereto (or, if the plan is not written, a written description thereof). EUTA has performed in all material respects all obligations required to be performed by it under each Benefit Plan and "employee benefit plan" identified on the EUTA Disclosure Schedule, and each such Benefit Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. EUTA's records accurately reflect its employees' employment histories, including their hours of service, and all such data is maintained in a usable form. EUTA has taken all actions required to terminate the EUTA, Inc. 401(k) Plan.

         4.28 DISCLOSURE. None of the information supplied by EUTA in connection with the solicitation by Ironclad of the Ironclad Shareholders' Approval contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

5. COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER.

         5.1 CONDUCT OF IRONCLAD, EUTA AND MERGERCO. Except as expressly permitted by this Agreement, between the date of this Agreement and the Effective Time, each of EUTA and Ironclad shall conduct its business only in the ordinary course in substantially the same manner as heretofore conducted, and use all its reasonable efforts to preserve intact its present business organization and employees and to preserve the goodwill of Persons with which it has business relations. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, between the date of this Agreement and the Effective Time, (i) each of EUTA and Ironclad shall pay accounts payable and pay and perform other obligations of its business when they become due and payable in the ordinary course of business consistent with past practice, or when required to be performed, as the case may be, and (ii) each of EUTA, MergerCo and Ironclad shall (unless otherwise mutually agreed to in writing):

                  5.1.1 not amend or alter its certificate or articles of incorporation, bylaws, or similar charter documents, except as required by the EUTA Reorganization (and in accordance with the terms outlined on EXHIBIT B-1);

                  5.1.2 not engage in any transaction, except in the normal and ordinary course of business except for (a) those transactions contemplated by the Equity Financing, or
                           (b) the EUTA Reorganization, or create or suffer to exist any Lien or other encumbrance upon any of its assets or which will not be discharged in full prior to the Effective Time;

                  5.1.3 not sell, exchange, lease, assign or otherwise transfer any of its assets, or cancel or compromise any debts or claims relating to their assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

                  5.1.4 not (i) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital shares, (ii) split, combine, reclassify or take similar action with respect to any of its capital shares or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its capital shares,
                           (iii) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or (iv) directly or indirectly redeem, repurchase or otherwise acquire any capital shares or any option with respect thereto, except for repurchases in connection with an existing option plan that result from a participant's use of such Party's Common Stock to exercise options or pay withholding taxes in connection with such exercise;

                  5.1.5 not sell, issue, grant or authorize the issuance or grant of any capital stock, other security (including the sale, transfer or grant of any treasury shares) or any obligation convertible or exchangeable for capital stock or any other security, except that (i) EUTA may contract for the issuance of up to 9,333,333 shares of EUTA Common Stock pursuant to the terms of the Equity Financing, provided shares may not be issued except in connection with subscriptions accepted by Ironclad, (ii) Ironclad may issue Ironclad Common Stock upon the valid exercise of stock options and warrants outstanding as of the date of this Agreement and (iii) Ironclad may grant options to purchase shares of Ironclad Common Stock at fair market value in the ordinary course of business consistent with past practice to its employees, officers, directors and consultants.

                  5.1.6 not fail to use reasonable efforts to preserve intact its present business organizations, keep available the services of its employees (except as expressly provided herein) and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and on-going business not be impaired prior to the Effective Time;

                  5.1.7 not organize any subsidiary or acquire any capital stock or other equity securities of any Person or any equity or ownership interest in any business;

                  5.1.8 with respect to Ironclad, not enter into any instrument which would constitute an Ironclad Contract, as applicable, or enter into any material amendment, supplement or waiver in respect of any Ironclad Contract, in each case except in the ordinary course of business consistent with past practice and except for contracts, agreements and instruments entered into or executed in connection with the Equity Financing;

                  5.1.9 with respect to EUTA, not enter into any instrument which would constitute an EUTA Contract, as applicable, or enter into any material amendment, supplement or waiver in respect of any EUTA Contract, in each case except in the ordinary course of business consistent with past practice and except for contracts, agreements and instruments entered into or executed in connection with the Equity Financing or in connection with the EUTA Reorganization (but only if they are described on EXHIBIT B hereto);

                  5.1.10 not incur any severance pay obligation by reason of this Agreement or the transactions contemplated hereby;

                  5.1.11 not grant or extend any power of attorney other than in the ordinary course of business which does not affect a material part of its business;

                  5.1.12 keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it;

                  5.1.13 not make any material change with respect to their business in accounting or bookkeeping methods, principles or practices, except as required by GAAP;

                  5.1.14 promptly advise the other Party in writing of any Material Adverse Effect with respect to it;

                  5.1.15 not agree or otherwise commit, whether in writing or otherwise, to do, or take any action or omit to take any action that would result in, any of the foregoing;

                  5.1.16 not acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, by licensing or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other Person, except for the purchase of assets from suppliers or vendors in the ordinary course of business; or

                  5.1.17 not make any expenditure or enter into any commitment or transaction exceeding $30,000 other than purchases in the ordinary course of business consistent with past practices.

         5.2 ADVICE OF CHANGES. Each Party shall promptly advise the other Party in writing of (a) any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Ironclad contained in
SECTION 3 or EUTA or MergerCo contained in SECTION 4 untrue or inaccurate such that the conditions set forth in SECTIONS 7.2 or 7.3 would not be satisfied, (b) any breach of any covenant or obligation of Ironclad or EUTA or MergerCo pursuant to this Agreement such that the condition set forth in SECTIONS 7.2 and
7.3 would not be satisfied, (c) any Material Adverse Change or Effect in Ironclad or EUTA, or (d) any change, event, circumstance, condition or effect that would reasonably be expected to result in a Material Adverse Change or Effect on Ironclad or EUTA or cause any of the conditions set forth in SECTIONS
7.2 or 7.3 not to be satisfied, PROVIDED, HOWEVER, that the delivery of any notice pursuant to this SECTION 5.2 shall not be deemed to amend or supplement the Ironclad or EUTA Disclosure Schedule.

         5.3 SEC REPORTS. EUTA shall (a) cause the forms, reports, schedules, statements and other documents required to be filed with the SEC by EUTA between the date of this Agreement and the Effective Time to be filed in a timely manner, (b) submit to Ironclad all such forms, reports, schedules, statements and other documents at least two (2) days prior to filing for its review, and
(c) remain a "reporting person" for the purposes of the Exchange Act. Except for forms, reports, schedules, statements and other documents required to be filed with the SEC by EUTA between the date of this Agreement and the Effective Time, EUTA shall not file or cause to be filed with, or furnish or cause to be furnished to, the SEC any forms, reports, schedules, statement or any other documents, without the prior express written approval of Ironclad.

         5.4 POST EFFECTIVE AMENDMENT. EUTA shall cause each and all holders of shares named as selling stockholders in the Post Effective Amendment No. 1 to Registration Statement on Form SB-2 (File No. 333-118808) filed by EUTA on January 18, 2006 (the "Post Effective Amendment"), to refrain from offering or selling any shares under the Post Effective Amendment between the date of this Agreement and the Effective Time, and EUTA shall take all such actions as may be appropriate or necessary to ensure that no shares are offered or sold under the Post Effective Amendment between the date of this Agreement and the Effective Time. Without limiting the generality of the foregoing, EUTA shall promptly advise in writing all holders of shares named as selling stockholders in the Post Effective Amendment that such selling stockholders may not offer or sell any shares under the Post Effective Amendment.

         5.5 144 OPINIONS AND RELATED MATTERS. Ironclad shall at its cost cause its counsel to issue all opinions requested by holders of shares of EUTA Common Stock held by the individuals listed on EXHIBIT B-4 hereto (after completion of the share cancellation and purchase transactions described on EXHIBIT B-1) in connection with any sale of such shares under Rule 144 of the Securities Act, provided that, in each case (i) Ironclad's counsel determines there is a reasonable basis for accomplishing a sale of such shares under Rule 144 (on the basis of which the requested opinion(s) may be issued) and (ii) the parties (or party) requesting such opinion(s) deliver(s) to Ironclad's counsel all documents necessary in connection with the issuance of such opinion(s) (as requested by Ironclad's counsel).

         5.6 MUTUAL ACKNOWLEDGMENTS. EUTA acknowledges that, as of the date hereof, it has no reason to believe that persons holding outstanding shares of EUTA Common Stock will not be able to resell such shares pursuant to Rule 144 of the Securities Act (assuming full compliance with the provisions of such rule) after the Closing. Based solely on its review of the EUTA SEC Documents and the representations and warranties made by EUTA herein, and assuming the truth, accuracy and completeness thereof, Ironclad acknowledges that, as of the date hereof, it has no reason to believe that persons holding outstanding shares of EUTA Common Stock will not be able to resell such shares pursuant to Rule 144 of the Securities Act (assuming full compliance with the provisions of such rule) after the Closing.

6. ADDITIONAL AGREEMENTS.

         6.1 BOARD OF DIRECTORS OF EUTA. At Closing, the current board of directors of EUTA shall deliver duly adopted resolutions to: (a) set the size of EUTA's board of directors to four (4) members effective as of the Closing; and
(b) appoint the following persons to EUTA's board of directors effective as of the Closing: (i) R.D. Peter Bloomer; (ii) Eduard Jaeger, (iii) Scott Alderton, and (iv) Vane P. Clayton; and (c) accepting the resignations of the current officers of EUTA and the directors of EUTA effective as of the Closing. At Closing, the current officers of EUTA and the directors of EUTA shall deliver their resignations, as appropriate, as officers and directors of EUTA to be effective upon the Closing (the "RESIGNATIONS").

         6.2 SCHEDULE 14F-1 INFORMATION STATEMENT. EUTA shall prepare the information statement required by Rule 14f-1 promulgated under the Exchange Act ("14F-1 INFORMATION STATEMENT") in connection with the change of control to be effectuated by the appointment of new officers and directors at Closing, and, at least ten (10) days prior to Closing, EUTA shall file the 14f-1 Information Statement with the SEC and mail the same to each of EUTA's Shareholders.

         6.3 TRANSACTION FORM 8-K. At least five (5) days prior to Closing, the Parties shall prepare the Form 8-K announcing the Closing, which shall include all information required by such form, including the information required by Form 10-SB with respect to the Parties, any other information required in connection with EUTA ceasing to be a shell company as a result of the Transactions, the Ironclad Financial Statements and the Pro Forma Financial Statements (as defined below) ("TRANSACTION FORM 8-K"), which shall be in a form reasonably acceptable to EUTA and in a format acceptable for EDGAR filing. Prior to Closing, the Parties shall prepare the press release announcing the consummation of the Transaction hereunder ("PRESS RELEASE"). At the Closing, EUTA shall file the Transaction Form 8-K with the SEC and distribute the Press Release. Prior to Closing, EUTA shall prepare the information required by the Transaction Form 8-K to announce the change in EUTA's certifying accountants from Morgan & Company ("EUTA'S ACCOUNTANT") to Singer Lewak Greenbaum and Goldstein, LLP, effective as of the Closing, in a form acceptable to Ironclad. At Closing, EUTA's Accountant shall have issued its resignation letter to EUTA resigning from the engagement and consenting to the use of its name and the disclosure of its resignation in the Transaction Form 8-K ("RESIGNATION LETTER").

         6.4 ISSUANCE OF BRIDGE FINANCING WARRANTS. EUTA and Ironclad each agree that as soon as practicable after the Closing, EUTA will issue:

                  6.4.1 to Westrec Capital Partners, Inc. ("Westrec"), warrants to purchase that number of shares of EUTA Common Stock required to be issued pursuant to the terms of that certain Loan Agreement, dated October 21, 2005, by and between Ironclad and Westrec; and

                  6.4.2 to shareholders participating in that certain bridge financing which closed on March 8, 2006, each of whom is party to a Stock Purchase Agreement dated March 8, 2006 between Ironclad and such shareholder, warrants to purchase that number of shares required to be issued pursuant to the terms of such Stock Purchase Agreement.

         6.5 PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS. At least ten (10) days prior to the Closing, the Parties shall deliver to EUTA pro forma consolidated financial statements for the Parties, and pro forma consolidated financial statements for the Parties and EUTA giving effect to the Transaction, for such periods as required by the SEC to be included in the Transaction Form 8-K or any other report or form required to be filed with the SEC at or after Closing with respect to the Transaction, all prepared in all material respects with the published rules and regulations of the SEC and in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (the "PRO FORMA FINANCIAL STATEMENTS"). The Pro Forma Financial Statements shall have been reviewed by, the Accountant and shall be in a format acceptable for inclusion on the Transaction 8-K.

         6.6 REQUIRED INFORMATION. In connection with the preparation of the Transaction Form 8-K, 14c Information Statement, 14f-1 Information Statement, and Press Release, and for such other reasonable purposes, each Party shall, upon request by the other, furnish the other with all information concerning themselves, their respective subsidiaries, directors, officers, managers, managing members, shareholders and members (including the directors of EUTA to be elected effective as of the Closing pursuant to SECTION 6.1 hereof any officers appointed by such directors thereafter) and such other matters as may be reasonably necessary or advisable in connection with the Transaction, or any other statement, filing, notice or application made by or on behalf of each Party and EUTA to any third party and/or any Governmental Entity in connection with the Transaction and the other transactions contemplated hereby. Each party warrants and represents to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         6.7      CONFIDENTIALITY; ACCESS TO INFORMATION.

                  6.7.1    CONFIDENTIALITY.

                           Any confidentiality agreement or letter of intent
                  previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in SECTION 9 hereof, each party will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Transaction contemplated hereby.

                  6.7.2    ACCESS TO INFORMATION.

                           (a) Ironclad will afford EUTA and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Ironclad during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Ironclad, as EUTA may reasonably request. No information or
                                    knowledge    obtained   by   EUTA   in   any
                                    investigation pursuant to this SECTION 6.7.2 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the Transaction.

                           (b) EUTA will afford Ironclad and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of EUTA during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of EUTA, as Ironclad may reasonably request. No information or knowledge obtained by Ironclad in any investigation pursuant to this SECTION 6.9 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the Transaction.

         6.8 NO SOLICITATION. Other than with respect to the Transaction, each Party agrees that neither of them nor any of their officers, directors, managers, or managing members shall, and that they shall direct and use their reasonable best efforts to cause their agents and other representatives (including any investment banker, attorney or accountant retained by it) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to (i) a merger, reorganization, share exchange, consolidation or similar transaction involving them, (ii) any sale, lease, exchange, mortgage, pledge, transfer or purchase of all or substantially all of the assets or equity securities of them, taken as a whole, in a single transaction or series of related transactions or (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of EUTA Common Stock (any such proposal or offer being hereinafter referred to as an "ACQUISITION PROPOSAL"). Each Party further agrees that neither of them nor any of their officers, directors, managers, or managing members shall, and that they shall direct and use their reasonable best efforts to cause their agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Each Party agrees that they will immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Each Party agrees that they will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this SECTION 6.8.

         6.9 PUBLIC DISCLOSURE. Except to the extent previously disclosed or to the extent the parties believe that they are required by applicable law or regulation to make disclosure, prior to Closing, no party shall issue any statement or communication to the public regarding the Transaction without the consent of the other party, which consent shall not be unreasonably withheld. To the extent a party hereto believes it is required by law or regulation to make disclosure regarding the Transaction, it shall, if possible, immediately notify the other party prior to such disclosure. Notwithstanding the foregoing, the parties hereto agree that EUTA will prepare and file the Transaction Form 8-K pursuant to the Exchange Act reasonably acceptable to each Party to report the execution of this Agreement and that any party hereto may file any reports as required by the Exchange Act including, without limitation, any reports on
Schedule 13D.

         6.10     REASONABLE EFFORTS; NOTIFICATION.

                  6.10.1 Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transaction and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in SECTION 7 to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations, notices and filings (including registrations, declarations, notices and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Each Party, and its respective board of directors and each Party and its managers, members, directors, officers and Shareholders shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Transaction, this Agreement or any of the transactions contemplated by this Agreement, use their commercially reasonable efforts to enable the Transaction and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require any of the Parties to agree to any divestiture by itself or any of its affiliates of shares of capital stock, membership interests or ownership interest or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

                  6.10.2 Ironclad shall give prompt notice to EUTA upon becoming aware that any representation or warranty made by them contained in this Agreement has become untrue or inaccurate, or of any failure of Ironclad to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by them under this Agreement, in each case, such that the conditions set forth in SECTION 7 would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  6.10.3 EUTA shall give prompt notice to Ironclad upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of EUTA to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in SECTION 7 would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         6.11 TREATMENT AS A REORGANIZATION. Consistent with the intent of the parties hereto, each of Ironclad and EUTA shall treat, and cause its Affiliates to so treat, the Merger as a reorganization under Section 368(a) of the Code with respect to all Tax Returns, to the extent consistent with law.

         6.12 ABSENCE OF MATERIAL LIABILITIES. Immediately prior to Closing, EUTA shall have no liabilities or obligations requiring the payment of monies, other than obligations under or with respect to: (i) any agreement with the Transfer Agent, (ii) EUTA Contracts disclosed under SECTION 4.20 hereto, and
(iii) accounts payable and accrued expenses of EUTA with respect to the period between the date hereof and the Closing. EUTA will establish the Cash Reserve provided for in SECTION 4.8 in an amount equal to the monetary obligations of EUTA prior to (and through) the Closing due to the Transfer Agent, obligations pursuant to EUTA Contracts disclosed under SECTION
4.20 and obligations in respect of all unpaid accounts payable and accrued expenses of EUTA as of and through the Closing (collectively, the "PRE-CLOSING CASH OBLIGATIONS"). Upon the Closing, to the extent not satisfied by EUTA prior to the Closing, the Pre-Closing Cash Obligations will be paid in full from the Cash Reserve. Immediately prior to the Closing, EUTA shall cause all EUTA Contracts (other than the agreement with the Transfer Agent) to be terminated. Following the Closing, the Parties shall pay and satisfy EUTA's obligations under the agreement with the Transfer Agent.

         6.13 MERGER EXPENSES. Each of the Parties shall be responsible for such Party's legal fees and all other expenses incurred with in connection with the Merger and the transactions contemplated hereby.

         6.14 BUSINESS RECORDS. At Closing, EUTA shall cause to be delivered to the Parties all records and documents relating to EUTA, which EUTA possesses, including, without limitation, books, records, government filings, Returns, Charter Documents, Corporate Records, Stock Records, consent decrees, orders, and correspondence, director and Shareholder minutes and resolutions, stock ownership records, financial information and records, electronic files containing any financial information and records, and other documents used in or associated with EUTA.

         6.15 IRONCLAD SHAREHOLDER APPROVAL. Ironclad shall, as promptly as practicable, duly submit this Agreement and the transactions contemplated by this Agreement to the Ironclad Shareholders for approval and adoption. In connection with the Merger, this Agreement and the other transactions contemplated hereby, the Board of Directors of Ironclad shall (i) recommend to the Ironclad Shareholders that they consent to, and use all commercially reasonable efforts to obtain the approvals by the Ironclad Shareholders, of the Merger, this Agreement and the other transactions contemplated hereby, and (ii) otherwise comply with all requirements of applicable law and Ironclad's Articles of Incorporation and Bylaws in connection with obtaining the Ironclad Shareholders' Approval. Ironclad shall prepare and distribute to the Ironclad Shareholders a consent solicitation disclosure statement in connection with the solicitation of consents to obtain the Ironclad Shareholders' Approval, and shall provide EUTA a reasonable period of time to review the disclosure statement prepared in connection with such consent solicitation prior to the delivery of such disclosure statement to the Ironclad Shareholders.

         6.16 AMENDING SCHEDULES. From time to time prior to the Closing, the Parties shall promptly supplement or amend Ironclad Disclosure Schedules or EUTA Disclosure Schedules, as applicable, hereto with respect to any matter arising after the date of this Agreement which, if existing or occurring at the date of this Agreement, would have been required to have been set forth in Ironclad Disclosure Schedules or EUTA Disclosure Schedules, as applicable. Such supplement or amendment shall have the effect of curing any related misrepresentation or breach of warranty made in connection with the transactions contemplated by this Agreement; PROVIDED, HOWEVER, each Party shall have a five
(5) business days following receipt of any supplemented or amended Ironclad Disclosure Schedules or EUTA Disclosure Schedules, as applicable, which supplement or amend the Ironclad Disclosure Schedules or

EUTA Disclosure Schedules, as applicable, in a material respect to elect (a) to terminate this Agreement without any further liability to any other Party hereunder, or (b) in such non-amending Party's sole discretion, to elect to waive such breach and consummate the transactions contemplated by this Agreement.

7. CONDITIONS PRECEDENT.

         7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each Party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  7.1.1 NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

         7.2 CONDITIONS TO OBLIGATIONS OF EUTA. The obligations of EUTA to effect the Merger are further subject to the following conditions:

                  7.2.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Ironclad set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, unless made as of another date, in which case they shall be true and correct in all material respects as of such date.

                  7.2.2 PERFORMANCE OF OBLIGATIONS OF IRONCLAD. Ironclad shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                  7.2.3 NO MATERIAL ADVERSE CHANGE. Since the date hereof there must have been no event, series of events or the lack of occurrence thereof which, singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Ironclad.

                  7.2.4 CONSENTS, ETC. EUTA shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

                  7.2.5 SHAREHOLDER APPROVAL. The Ironclad Shareholders' Approval shall have been obtained by a vote of holders at least 90% of the issued and outstanding Ironclad Shares.

                  7.2.6 NO DISSENTERS. No Ironclad Shareholders shall have dissented to the Merger or be entitled to exercise dissenters' rights in connection with the Merger.

                  7.2.7 NO LITIGATION. There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other Person any suit, action or proceeding which has a reasonable likelihood of success) challenging or seeking to restrain or prohibit the consummation of the Merger.

                  7.2.8 REGISTRATION RIGHTS AGREEMENTS. Ironclad shall have executed a Registration Rights Agreement providing registration rights with respect to all shares of EUTA Common Stock held by the individuals listed on EXHIBIT B-4 hereto (after completion of the share cancellation and purchase transactions described on such EXHIBIT B-1) (the "REGISTRABLE EUTA SHARES"), in substantially the form specified in SECTION 7.3.10 hereof (covering shares of EUTA Common Stock into which the Ironclad Series A Preferred Stock and Series B Preferred Stock will be converted upon Closing), which shall provide for registration rights that are consistent with and no more favorable than those set forth in the Subscription Agreement but which shall not include or provide for any penalties or damages for the failure to timely file any registration statement or cause any such registration statement to go effective by a time or date specified in such form of Registration Rights Agreement. Ironclad shall have executed a second Registration Rights Agreement providing demand registration rights with respect to the Registrable EUTA Shares, under which holders of the Registrable EUTA Shares would be entitled to one demand registration with respect to the Registrable EUTA Shares at any time after 180 days following the Effective Time, provided that (i) all Registrable EUTA Shares are excluded from the registration statement covering the sale of shares sold in the Equity Financing (pursuant to the terms of the Subscription Agreements) (as such terms are defined below), and (ii) Ironclad determines that sale of the Registrable EUTA Shares cannot be accomplished under Rule 144 of the Securities Act.

                  7.2.9 LEGAL OPINION. EUTA shall have received the legal opinion of counsel to Ironclad, in substantially the form of EXHIBIT F hereto.

                  7.2.10 OFFICER'S CERTIFICATE. EUTA shall have received an officer's certificate, substantially in the form of EXHIBIT D, duly executed on Ironclad's behalf.

                  7.2.11 SECRETARY'S CERTIFICATE. EUTA shall have received a Secretary's certificate, substantially in the form of EXHIBIT E, duly executed on Ironclad's behalf.

         7.3 CONDITIONS TO OBLIGATION OF IRONCLAD. The obligation of Ironclad to effect the Merger is further subject to the following conditions:

                  7.3.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of EUTA set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, unless made as of another date, in which case they shall be true and correct in all material respects as of such date.

                  7.3.2 DUE DILIGENCE ITEMS. EUTA shall have provided to Ironclad copies of all agreements and documents requested by Ironclad before the Closing, including, without limitation, copies of material agreements previously filed as exhibits to reports and documents filed with, or furnished to, the SEC and satisfactory evidence of termination of all such material agreements filed with, or furnished to, the SEC.

                  7.3.3 PERFORMANCE OF OBLIGATIONS OF EUTA. EUTA shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                  7.3.4 NO MATERIAL ADVERSE CHANGE. Since the date hereof there must have been no event, series of events or the lack of occurrence thereof which, singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect on EUTA.

                  7.3.5 CONSENTS, ETC. Ironclad shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

                  7.3.6 NO LITIGATION. There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other Person any suit, action or proceeding which has a reasonable likelihood of success) challenging or seeking to restrain or prohibit the consummation of the Merger.

                  7.3.7 RESIGNATIONS. EUTA shall deliver to Ironclad the Resignations, as required by SECTION 6.1.

                  7.3.8 AUDITED FINANCIAL STATEMENTS. Ironclad shall have received final approval of its financial statements for its fiscal year ending December 31, 2005 from its auditors.

                  7.3.9 EQUITY FINANCING. Signed subscriptions shall have been received to purchase 7,333,333 shares of EUTA Common Stock and warrants to purchase 5,500,000 shares of EUTA Common Stock at $1.00 per share, in a private placement offering exempt from registration under the Securities Act pursuant to Regulation D promulgated thereunder and otherwise pursuant to the terms outlined on EXHIBIT A-1 ("EQUITY FINANCING"), which subscriptions shall represent gross proceeds of not less than $5,500,000, with such gross proceeds having been fully funded into an escrow account established for the Equity Financing the release of which to EUTA is conditioned only upon the Closing of the Merger, and EUTA's acceptance of such subscriptions simultaneous to or after the Closing. The subscription agreements executed and delivered in connection with the Equity Financing shall be in the form attached hereto as EXHIBIT A-2 (the "SUBSCRIPTION AGREEMENTS"), and all other agreements, documents and instruments contemplated by the Subscription Agreements shall have been executed and delivered, as provided therein. Ironclad shall be satisfied that the offer and sale of the shares in the Equity Financing were made in compliance with the requirements under the Securities Act.

                  7.3.10 REGISTRATION RIGHTS AGREEMENT. EUTA shall have executed a Registration Rights Agreement providing registration rights with respect to all shares of EUTA Common Stock into which the Ironclad Series A Preferred Stock and Series B Preferred Stock will be converted upon Closing, and all shares of EUTA Common Stock underlying the warrants to be issued by EUTA in exchange for warrants to purchase Ironclad Series A Preferred Stock and Ironclad Series B Preferred Stock, in a form acceptable to Ironclad, which shall provide for registration rights that are consistent with and no more favorable than those set forth in the Subscription Agreement but which shall not include or provide for any penalties or damages for the failure to timely file any registration statement or to cause any such registration statement to go effective by a time or date specified in such Registration Rights Agreement.

                  7.3.11 PREFERRED STOCK LOCK-UP AGREEMENT. Each of the holders of Ironclad Series A Preferred Stock and Series B Preferred Stock, and each of the holders of warrants to purchase Series A Preferred Stock and Series B Preferred Stock, shall have executed a Lock-up Agreement in a form acceptable to Ironclad, with respect to all shares of EUTA Common Stock to be acquired in exchange for the Ironclad Series A Preferred Stock and Series B Preferred Stock and all shares of EUTA Common Stock underlying EUTA warrants issued in exchange for warrants to purchase Ironclad Series A Preferred Stock and Series B Preferred Stock.

                  7.3.12 EUTA LOCK-UP AGREEMENT. The holders of at least 2,039,444 shares of EUTA Common Stock to be issued and outstanding upon completion of, and in connection with, the EUTA Reorganization (the "EUTA LOCK-UP SHARES") shall have executed Lock-up Agreements in a form acceptable to Ironclad (each such holder of EUTA Lock-Up Shares signing a Lock-up Agreement, a "LOCKED-UP EUTA SHAREHOLDER"), pursuant to which each Locked-Up EUTA Shareholder shall agree that, for a period of twelve (12) months following the Closing, such shareholder will not, directly or indirectly,
                           (i) offer, sell, assign, transfer, pledge or otherwise dispose of any of such shareholder's EUTA Lock-Up Shares (including without limitation, EUTA
                           Lock-Up Shares beneficially owned by such shareholder), or (ii) enter into any hedging, swap, short sale or other similar transactions with respect to any shares of EUTA Common Stock, except as follows: (a) up to ten percent (10.0%) of such shareholder's EUTA Lock-Up Shares then remaining subject to such Lock-Up Agreement will be released from the offer and sale limitations under such Lock-Up Agreement during each twenty (20) trading days immediately following the 90-Day Effectiveness Period (each such twenty (20) trading-day period, a "DESIGNATED TRADING PERIOD"), but only if (A) the per share closing price of EUTA Common Stock on the Nasdaq Over-the-Counter Bulletin Board has exceeded $3.00 (as adjusted for any stock splits, combinations, stock dividends, reclassifications or other similar events) on at least twenty (20) of thirty (30) trading days during the Applicable Look-Back Period (defined below), and (B) an average daily trading volume of at least 100,000 shares (as adjusted for any stock splits, combinations, stock dividends, reclassifications or other similar events) is maintained for the EUTA Common Stock during any twenty (20) of thirty (30) trading days during the Applicable Look-Back Period, provided that (for the avoidance of doubt) (1) in no event shall any EUTA Lock-Up Shares be released (pursuant to this clause
                           (a) of this SECTION 7.3.12) from any of the obligations under such Lock-Up Agreement at any time before the first trading day immediately following expiration of the 90-Date Effectiveness Period and
                           (2) in no event shall more than ten percent (10.0%) of such shareholder's EUTA Lock-Up Shares be released (pursuant to this clause (a) of this SECTION 7.3.12) from any of the obligations under such Lock-Up Agreement during any Designated Trading Period; (b) if (after the Closing) EUTA completes a Subsequent Equity Financing Transaction (defined below), all of such shareholder's EUTA Lock-Up Shares will be released from the obligations under such Lock-Up Agreement on the initial closing of such Subsequent Equity Financing Transaction; and (c) up to twelve and one half percent (12.5%) of such shareholder's EUTA Lock-Up Shares then remaining subject to such Lock-Up Agreement may be offered and sold during each of the first eight calendar months following expiration of the 90-Day Effectiveness Period).

                  For the purposes hereof, the following terms have the meanings ascribed to them below: (i) "APPLICABLE LOOK-BACK PERIOD" means, with respect to any determination date (which shall not be on any date or at any time before the first trading day after expiration of the 90-Day Effectiveness Period), the thirty (30) trading days immediately preceding (not inclusive of) such determination date; (ii) "90-DAY EFFECTIVENESS PERIOD" means the period of ninety (90) days after the date on which the registration statement covering the resale of shares sold in the Equity Financing (pursuant to the terms of the Subscription Agreement) shall have been declared effective by the SEC; (iii) "CONVERTIBLE DEBT SECURITIES" means notes or debentures issued by the Company that include terms entitling the holder of such notes or debentures to convert amounts owed under them into common stock or preferred stock of the Company;
(iv) "NON-CONVERTIBLE DEBT TRANSACTION" means any financing transaction in which the Company issues debt securities (including, without limitation, notes or debentures) other than Convertible Debt Securities, whether or not warrants, options or other similar derivative securities are also issued in such financing transaction (and whether or not the holders of such warrants, options or other derivative securities are entitled to registration rights); and (vi) "SUBSEQUENT EQUITY FINANCING TRANSACTION" means the closing of any financing transaction that is completed after the Closing and yields gross proceeds to the Company of at least Three Million Dollars ($3,000,000) from the sale of the Company's common stock, preferred stock or Convertible Debt Securities (for the avoidance of doubt and without limiting the generality of the foregoing, Subsequent Equity Financing Transaction shall not include the Equity Financing, any other transactions relating to or consummated in connection with the Merger or any Non-Convertible Debt Transaction).

                  If lock-up agreements to be executed under SECTION 7.3.11 hereof by holders of Ironclad Series A Preferred Stock or Series B Preferred Stock (the "PREFERRED HOLDERS' LOCK-UP AGREEMENTS") provide for restrictions on the sale and transfer of shares of EUTA Common Stock (that these holders will receive upon consummation of the Merger, in exchange for shares of Ironclad Series A Preferred Stock or Series B Preferred Stock) on terms that are less restrictive than the terms contemplated under this SECTION 7.3.12 with respect to the shares held by holders of EUTA Common Stock, holders of EUTA Common Stock subject to the Lock-Up Agreements to be executed under this SECTION 7.3.12 shall be entitled to transfer and sell their EUTA Lock-Up Shares on the terms of the Preferred Holders' Lock-Up Agreements; provided, however, that in such event the holders of EUTA Common Stock shall be subject to and bound by all terms, conditions, obligations and arrangements contemplated by such Preferred Holders' Lock-Up Agreements.

                  7.3.13 EUTA REORGANIZATION. The EUTA Reorganization shall have been consummated pursuant to the terms outlined on EXHIBIT B-1 hereto.

                  7.3.14 LEGAL OPINION. Ironclad shall have received the legal opinion of counsel to EUTA, in substantially the form of EXHIBIT I hereto.

                  7.3.15 OFFICER'S CERTIFICATE. Ironclad shall have received an officer's certificate, substantially in the form of EXHIBIT G, duly executed on EUTA's behalf.

                  7.3.16 SECRETARY'S CERTIFICATE. Ironclad shall have received a Secretary's certificate, substantially in the form of EXHIBIT H, duly executed on EUTA's behalf.

8.       TERMINATION.

         8.1 TERMINATION. This Agreement may be terminated and abandoned at any time prior to the Effective Time:

                  8.1.1    by mutual written consent of EUTA and Ironclad;

                  8.1.2 by either EUTA or Ironclad if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

                  8.1.3 by either EUTA or Ironclad if the Merger shall not have been consummated on or before May 1, 2006 (other than as a result of the failure of the Party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time);

                  8.1.4 by EUTA, if a Material Adverse Change shall have occurred relative to Ironclad;

                  8.1.5 by EUTA, if Ironclad materially breaches any of its representations and warranties contained in this Agreement or willfully fails to perform in any material respect any of its material obligations under this Agreement, which failure or breach is not cured within ten (10) days after EUTA has notified Ironclad of its or their intent to terminate this Agreement pursuant to this SECTION 8.1.5;

                  8.1.6 by EUTA, if the Ironclad Shareholders do not approve and adopt the Merger and the transactions contemplated by this Agreement under the CGCL;

                  8.1.7 by Ironclad, if a Material Adverse Change shall have occurred relative to EUTA;

                  8.1.8 by Ironclad, if EUTA materially breaches any of its representations and warranties contained in this Agreement or willfully fails to perform in any material respect any of its material obligations under this Agreement, in each case, which failure or breach is not cured within ten (10) days after Ironclad has notified EUTA of its or their intent to terminate this Agreement pursuant to this SECTION 8.1.8;

                  8.1.9 by Ironclad, if the Shareholders of EUTA vote to reject the approval and adoption of the matters contemplated by such approval in under the Nevada General Corporation Code;

                  8.1.10 by Ironclad, in its sole discretion, by giving notice to EUTA on or before the Closing.

         8.2      EFFECT OF TERMINATION.

                  8.2.1 In the event of termination of this Agreement by either Ironclad or EUTA as provided in SECTION 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of EUTA or Ironclad, other than the provisions of SECTION 6.8.1, SECTION 8.3, SECTION 10 and this
                           SECTION 8.2. Nothing contained in this Section shall relieve any Party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

                  8.2.2 In the event Ironclad terminates this Agreement pursuant to SECTION 8.1.10, then Ironclad will pay $300,000 to EUTA on the first business day following such termination, to compensate EUTA, for, among other things, its expenses and management time in pursuing the transactions contemplated hereby and for lost opportunity costs. EUTA agrees that such payment will be its sole remedy with respect to any termination of this Agreement by Ironclad pursuant to
                           SECTION 8.1.11.

         8.3 RETURN OF DOCUMENTS. In the event of termination of this Agreement for any reason, EUTA and Ironclad will return to the other Party all of the other Party's documents, work papers, and other materials (including copies) relating to the transactions contemplated in this Agreement, whether obtained before or after execution of this Agreement. EUTA and Ironclad will not use any information so obtained from the other Party for any purpose and will take all reasonable steps to have such other Party's information kept confidential.

9.       SURVIVAL.

         Except as specifically set forth in provisions contained herein which contemplate the performance of any agreement or covenant by any party hereto after the Closing, all representations, warranties, agreements and covenants contained in or made pursuant to this Agreement by any party hereto or contained in any Schedule hereto shall not survive the Closing, and no claims made by virtue of such representations, warranties, agreements and covenants shall be made or commenced by any party hereto from and after the Closing.

10. GENERAL PROVISIONS.

         10.1 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

         10.2 EXTENSION; WAIVER. The Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         10.3 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered Personally or sent by facsimile, electronic mail, or overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

         if to Ironclad, to:

                  Ironclad Performance Wear Corporation
                  12506 Beatrice St.
                  Los Angeles, CA 90066
                  Attn: Ed Jaeger, President
                  Fax:  (310) 577-5824

                  with a copy to (which shall not constitute notice):

                  Stubbs Alderton & Markiles, LLP
                  15821 Ventura Blvd., Suite 525
                  Encino, CA 91436
                  Attn: Scott Alderton, Esq.
                  Fax:  (818) 444-4520

         if to EUTA or MergerCo, to:

                  Europa Trade Agency Ltd.
                  3715 West 14th Avenue
                  Vancouver, British Columbia
                  CANADA
                  Attn: Thomas Lamb
                  Fax: (604) 662-3904

                  with a copy to (which shall not constitute notice):

                  Thomas E. Stepp, Jr.
                  Suite 105
                  32 Executive Park
                  Irvine, CA 92614-6742
                  Fax:

                  and

                  Kirkpatrick & Lockhart Nicholson Graham, LLP
                  10100 Santa Monica Blvd., 7th Floor
                  Los Angeles, CA 90067
                  Attn: Thomas Poletti
                  Fax: (310)552-5001

         10.4 INTERPRETATION. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this

Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         10.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. Except as expressly provided herein, this Agreement is not intended to confer upon any Person other than the parties any rights or remedies.

         10.6 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         10.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         10.8 ENFORCEMENT. The parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal or state court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto
(a) consents to submit itself to the personal jurisdiction of any court sitting in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement to the extent such courts would have subject matter jurisdiction with respect to such dispute and
(b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court.

         10.9 SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

         10.10 SCHEDULES AND EXHIBITS. The Schedules and Exhibits to this Agreement are hereby incorporated into this Agreement and are hereby made a part of this Agreement as if set out in full in this Agreement.

         10.11 COUNTERPARTS. This Agreement may be executed in one or more identical counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more such counterparts shall have been executed by each of the parties and delivered to the other parties. Delivery of a copy of this Agreement bearing an original signature by facsimile transmission, by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

                            [SIGNATURE PAGE FOLLOWS.]

         IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date first above written.



                                       IRONCLAD PERFORMANCE WEAR CORPORATION


                                       By:      /s/ Eduard Jaeger
                                           -------------------------------------
                                                Name:    Eduard Jaeger
                                                Title:   Chief Executive Officer


                                       EUROPA TRADE AGENCY LTD.


                                       By:      /s/ Thomas Lamb
                                           -------------------------------------
                                                Name:    Thomas Lamb
                                                Title:   Chief Executive Officer


                                       IRONCLAD MERGER CORPORATION


                                       By:      /s/ Thomas Lamb
                                           -------------------------------------
                                                Name:    Thomas Lamb
                                                Title:   Chief Executive Officer

                        INDEX OF SCHEDULES AND EXHIBITS


SCHEDULES:

Ironclad Disclosure Schedule
EUTA Disclosure Schedule

EXHIBITS:

Exhibit A-1:      Equity Financing Terms
Exhibit A-2:      Form of Subscription Agreement
Exhibit B-1:      EUTA Reorganization Terms
Exhibit B-2:      Form of Amended and Restated Purchase and Escrow Agreement
Exhibit B-3:      Form of Amended and Restated Shares Cancellation Agreement
Exhibit B-4:      EUTA Reorganization Capital Structure
Exhibit C:        Form of Certificate of Merger
Exhibit D:        Form of Ironclad Officer's Certificate
Exhibit E:        Form of Ironclad Secretary's Certificate
Exhibit F:        Form of Opinion of Ironclad Counsel
Exhibit G:        Form of EUTA Officer's Certificate
Exhibit H:        Form of EUTA Secretary's Certificate
Exhibit I:        [Reserved]
Exhibit J:        Articles of Incorporation of Surviving Corporation
Exhibit K:        Post-Closing EUTA Capital Structure

                                   EXHIBIT A-1

                             EQUITY FINANCING TERMS

The terms of the Equity Financing are outlined in the Confidential Private Placement Memorandum in connection with the Merger and Reorganization of Europa Trade Agency Ltd. and Ironclad Performance Wear Corporation, dated March 2006, which document is incorporated herein by reference.


                                      A1-1

                                   EXHIBIT A-2

                         FORM OF SUBSCRIPTION AGREEMENT

                             SUBSCRIPTION AGREEMENT

         SUBSCRIPTION AGREEMENT ("Subscription Agreement") made as of this __ day of __________________, 2006, by and among Europa Trade Agency Ltd., a Nevada corporation (the "Company"), Ironclad Performance Wear Corporation, a California corporation and upon the Closing Date (as defined below) a wholly owned subsidiary of the Company ("Ironclad") and the undersigned (the "Subscriber").

         WHEREAS, the Company, the Company's wholly-owned subsidiary, Ironclad Merger Corporation, and Ironclad are parties to a certain Agreement and Plan of Merger dated as of _________, 2006 (the "Merger Agreement"), pursuant to which a newly organized, wholly owned subsidiary of the Company will merge with and into Ironclad, Ironclad will become a wholly owned subsidiary of the Company, and the existing Ironclad stockholders will obtain majority ownership and control of the Company (the "Merger"). Immediately after the effective time of the Merger (the "Closing Date"), the Company will change its name to Ironclad Performance Wear Corporation and will assume, through Ironclad, its business and operations.

         WHEREAS, as a condition to the closing of the Merger, the Company intends to obtain subscriptions for the purchase and sale, in a private placement transaction (the "Offering") pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), of Units (the "Units") consisting of (i) one (1) share of the Company's common stock, par value $0.001 per share ("Common Stock"), and (ii) three-quarter (3/4) of a five (5) year warrant to purchase one (1) share of the Company's Common Stock at an initial exercise price of $1.00 per share (the "Warrants" and the Common Stock issuable upon the exercise of the Warrants the "Warrant Shares"), on the terms and conditions hereinafter set forth, and the Subscriber desires to acquire that number of Units set forth on the signature page hereof.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. SUBSCRIPTION PROCEDURE

         1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Units as is set forth upon the signature page hereof at a price of $0.75 per Unit (the "Purchase Price"). The Company agrees to sell such Units to the Subscriber for the Purchase Price.

         1.2 The subscription period will begin as of March 8, 2006 and will terminate (if the Closing Date has not earlier occurred) at 5:00 PM Eastern Standard Time on April 30, 2006, unless extended by for up to an additional 90 days (the "Termination Date"). The Units will be offered on a "best efforts" basis as more particularly set forth in the Confidential Private Placement Memorandum dated March 2006 and any supplements thereto (the "Offering Memorandum"). The minimum dollar amount of Units that may be purchased by the Subscriber is $30,000 unless Ironclad and the Company waive the requirement. The consummation of the Offering is subject to the satisfaction of a number of conditions, as further described in the Offering Memorandum, one or more of which conditions may not occur.


                                      A2-1

         1.3 Placement of Units will be made by Brean Murray & Co., Inc and GP Group, LLC, an affiliate of Gemini Partners, Inc. (the "Placement Agents"), each of whom will receive certain compensation therefor as provided in their Engagement Agreements, which are more fully described in the Offering Memorandum.

         1.4 The Purchase Price will be placed in escrow pursuant to an escrow agreement by and among the Placement Agents, the Company and American Stock Transfer Corporation as escrow agent (the "Escrow Agreement"), and shall be paid over to the Company at the closing of the purchase of the Units in the Offering (the "Closing") to occur on the Closing Date.

         1.5 The certificates for the Common Stock together with the accompanying Warrants bearing the name of the Subscriber will be delivered by the Company no later than fifteen (15) days following the Closing Date. The Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Subscription Agreement to the residential or business address indicated in the Investor Questionnaire.

         1.6 The Purchase Price for the Units purchased hereunder shall be paid by certified check, payable to American Stock Transfer Corporation, as escrow agent, or by wire transfer to American Stock Transfer Corporation pursuant to the following instructions:

                  Bank Name:           JP Morgan Chase Bank
                  ABA Routing No.:     021-000-021
                  Account No.          [________________]
                  Account Name:        American Stock Transfer & Trust Company -
                                       Europa Trade Agency Ltd.
                                       Escrow Account

         1.7 The Company and/or Ironclad may, in their sole discretion, reject any subscription, in whole or in part, or terminate or withdraw the Offering in its entirety at any time prior to a closing in relation thereto. Neither the Company nor the Placement Agent shall be required to allocate among investors on a pro rata basis in the event of an over-subscription.

2. REPRESENTATIONS AND COVENANTS OF SUBSCRIBER

         2.1 The Subscriber recognizes that the purchase of Units involves a high degree of risk in that (i) the Company will need additional capital but has no assurance of additional necessary capital; (ii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Units; (iii) an investor may not be able to liquidate his investment; (iv) transferability of the securities comprising the Units is extremely limited; (v) an investor could sustain the loss of his entire investment; and
                  (vi) the Company is and will be subject to numerous other risks and uncertainties, including without limitation, significant and material risks relating to the Company's business and the business and operations of Ironclad, and the industries and markets in which the


                                      A2-2

                  Company will compete, as well as risks associated with the Offering, the Merger and the other transactions contemplated herein, in the Offering Memorandum and in the Merger Agreement, all as more fully set forth herein and in the Offering Memorandum. For the avoidance of doubt, all references to the Company in this Section 2.1 include the Company's business and operations after it acquires the business and operations of Ironclad through the Merger.

         2.2 The Subscriber represents that he is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Act, as indicated by his responses to the Investor Questionnaire, the form of which is attached hereto as EXHIBIT A, and that he or it is able to bear the economic risk of an investment in the Units. The Subscriber must complete the Investor Questionnaire to enable the Company and Ironclad to access the Subscriber's eligibility for the Offering.

         2.3 The Subscriber acknowledges that he has prior investment experience, including without limitation, investment in non-listed and non-registered securities, or he has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company or Ironclad both to him and to all other prospective investors in the Units and to evaluate the merits and risks of such an investment on his behalf, and that he recognizes the highly speculative nature of this investment.

         2.4 The Subscriber acknowledges receipt and careful review of the Offering Memorandum, this Subscription Agreement, the Common Stock Purchase Warrant and the attachments hereto and thereto (collectively, the "Offering Documents") and hereby represents that he has been furnished or given access by the Company or Ironclad during the course of this Offering with or to all information regarding the Company and Ironclad and their respective financial conditions and results of operations which he had requested or desired to know; that all documents which could be reasonably provided have been made available for his inspection and review; that he has been afforded the opportunity to ask questions of and receive answers from duly authorized representatives of the Company and Ironclad concerning the terms and conditions of the Offering, and any additional information which he had requested. The Subscriber further represents and acknowledges that the Subscriber has not seen or received any advertisement or general solicitation with respect to the sale of any of the securities of the Company, including, without limitation, the Units.

         2.5 The Subscriber acknowledges that this Offering of Units may involve tax consequences, and that the contents of the Offering Documents do not contain tax advice or information. The Subscriber acknowledges that he must retain his own professional advisors to evaluate the tax and other consequences of an investment in the Units.

         2.6 The Subscriber acknowledges that this Offering of Units has not been reviewed or approved by the United States Securities and Exchange Commission ("SEC") because the Offering is intended to be a nonpublic offering pursuant to Section 4(2) of the Act. The Subscriber represents that the Units are being purchased for his own account, for investment and not for distribution or resale to others. The Subscriber agrees that he will not sell or otherwise transfer any of the securities comprising the Units unless they are registered under the Act or unless an exemption from such registration is


                                      A2-3
                  available and, upon the Company's request, the Company receives an opinion of counsel reasonably satisfactory to the Company confirming that an exemption from such registration is available for such sale or transfer.

         2.7 The Subscriber understands that the Units have not been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon his investment intention. The Subscriber realizes that, in the view of the SEC, a purchase now with the intention to distribute would represent a purchase with an intention inconsistent with his representation to the Company, and the SEC might regard such a distribution as a deferred sale to which such exemption is not available.

         2.8 The Subscriber understands that Rule 144 (the "Rule") promulgated under the Act requires, among other conditions, a one year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering, such as the Offering, without having to satisfy the registration requirements under the Act. The Subscriber understands that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or its dissemination to the public of any current financial or other information concerning the Company, as is required by Rule 144 as one of the conditions of its availability. The Subscriber consents that the Company may, if it desires, permit the transfer of the Common Stock included in the Units or issuable upon the exercise of the Warrants out of his name only when his request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Act, any applicable state "blue sky" laws or any applicable securities laws of any other country, province or jurisdiction (collectively, "Securities Laws"). The Subscriber agrees to hold the Company, Ironclad and their respective directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by him contained herein or in the Investor Questionnaire or any sale or distribution by the undersigned Subscriber in violation of any Securities Laws.

         2.9 The Subscriber consents to the placement of one or more legends on any certificate or other document evidencing his Units and the Common Stock or Warrants included in the Units or issuable upon the exercise of the Warrants stating that they have not been registered under the Act and are subject to the terms of this Subscription Agreement, and setting forth or referring to the restrictions on the transferability and sale thereof.

         2.10 The Subscriber understands that the Company and Ironclad will review this Subscription Agreement and the Investor Questionnaire and is hereby given authority by the undersigned to call his bank or place of employment or otherwise review the financial standing of the Subscriber; and it is further agreed that the Company and Ironclad reserve the unrestricted right to reject or limit any subscription and to close the offer at any time.


                                      A2-4

         2.11 The Subscriber hereby represents that the address of Subscriber furnished by him at the end of this Subscription Agreement and in the Investor Questionnaire is the undersigned's principal residence if he is an individual or its principal business address if it is a corporation or other entity.

         2.12 The Subscriber acknowledges that if the Subscriber is a Registered Representative of a National Association of Securities Dealers, Inc. ("NASD") member firm, he must give such firm the notice required by the NASD Conduct Rules, or any applicable successor rules of the NASD, receipt of which must be acknowledged by such firm on the signature page hereof. The Subscriber shall also notify the Company if the Subscriber or any affiliate of Subscriber is a registered broker-dealer with the SEC, in which case the Subscriber represents that the Subscriber is purchasing the Units in the ordinary course of business and, at the time of purchase of the Units, has no agreements or understandings, directly or indirectly, with any person to distribute the Units or any portion thereof.

         2.13 The Subscriber hereby represents that, except as set forth in the Offering Documents, no representations or warranties have been made to the Subscriber by either the Company or Ironclad or their agents, employees or affiliates and in entering into this transaction, the Subscriber is not relying on any information, other than that contained in the Offering Documents.

         2.14 The Subscriber agrees that he will purchase securities in the Offering only if his intent at such time is to make such purchase for investment purposes and not with a view toward resale.

         2.15 If the undersigned Subscriber is a partnership, corporation, trust or other entity, such partnership, corporation, trust or other entity further represents and warrants that: (i) it was not formed for the purpose of investing in the Company; (ii) it is authorized and otherwise duly qualified to purchase and hold the Units; and (iii) that this Subscription Agreement has been duly and validly authorized, executed and delivered and constitutes the legal, binding and enforceable obligation of the undersigned.

         2.16 If the Subscriber is not a United States person, such Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Units or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Units. Such Subscriber's subscription and payment for, and his or her continued beneficial ownership of the Units and of the shares of Common Stock included therein or issuable upon the exercise of the Warrants, will not violate any applicable securities or other laws of the Subscriber's jurisdiction.

         2.17 The undersigned hereby covenants and agrees that neither it nor any of its affiliates has or will have an open position (e.g., short sale) in the Common Stock or any Warrant Shares prior to the Registration Statement (as defined below) being declared effective by the SEC with the intent of covering such open position with Common Stock or Warrant Shares being registered in the Registration Statement. The undersigned hereby acknowledges and understands that the SEC has taken the position that such an open position would constitute a violation of Section 5 of the Act.


                                      A2-5

         2.18 The Subscriber acknowledges that (i) the Offering Memorandum contains material, non-public information concerning the Company within the meaning of Regulation FD promulgated by the SEC, and (ii) the Subscriber is obtaining such material, non-public information solely for the purpose of considering whether to purchase the Units pursuant to a private placement that is exempt from registration under the Act. In accordance with Regulation FD and other applicable provisions of the Securities Laws, the Subscriber agrees to keep such information confidential and not to disclose it to any other person or entity except the Subscriber's legal counsel, other advisors and other representatives who have agreed (i) to keep such information confidential, (ii) to use such information only for the purpose set forth above, and (iii) to comply with applicable securities laws with respect to such information. In addition, the Subscriber further acknowledges that the Subscriber and such legal counsel, other advisors and other representatives are prohibited from trading in the Company's securities while in possession of material, non-public information and agrees to refrain from purchasing or selling securities of the Company until such material, non-public information has been publicly disseminated by the Company. The Subscriber agrees to indemnify and hold harmless the Company, Ironclad and their respective officers, directors, employees and affiliates and each other person, if any, who controls any of the foregoing, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty by the Subscriber, or the Subscriber's breach of, or failure to comply with, any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to the Company, Ironclad or their respective officers, directors, employees or affiliates or each other person, if any, who controls any of the foregoing in connection with this transaction.

         2.19 The Subscriber understands and acknowledges that (i) the Units are being offered and sold to Subscriber without registration under the Act in a private placement that is exempt from the registration provisions of the Act under Section 4(2) of the Act and (ii) the availability of such exemption depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the foregoing representations, and such Subscriber hereby consents to such reliance.

3. REPRESENTATIONS BY THE COMPANY AND IRONCLAD

                  Except as set forth in the reports filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "SEC Reports"), each of the Company and, as applicable, Ironclad severally represent and warrant to the Subscriber that:

         3.1 ORGANIZATION AND AUTHORITY. The Company and Ironclad, and each of their respective subsidiaries, (i) is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted, and (iii) has all requisite corporate power and authority to execute, deliver and perform their obligations under this Subscription Agreement and the Offering Documents being executed and delivered by it in connection herewith, and to consummate the transactions contemplated hereby and thereby.


                                      A2-6

         3.2 QUALIFICATIONS. The Company and Ironclad, and each of their respective subsidiaries, is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where such qualification is necessary and where failure so to qualify could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and its subsidiaries (after the effective time of the Merger), taken as a whole.

         3.3 CAPITALIZATION OF THE COMPANY. Immediately after the effective time of the Merger (but before the closing of this Offering), the authorized capital stock of the Company will consist of 50,000,000 shares of Common Stock, $0.001 par value per share. Of the authorized capital stock of the Company, immediately after the effective time of the Merger (but before the closing of this Offering), there will be outstanding 19,853,115 shares of Common Stock, options to purchase an aggregate of 2,592,641 shares of Common Stock, and warrants to purchase an aggregate of 2,715,737 shares of Common Stock, including warrants to be issued by the Company to certain Ironclad investors upon consummation of the Merger, but excluding any warrants to be issued to the Placement Agents as described in the Offering Documents. Except as a result of the purchase and sale of the Units, as contemplated in the Merger Agreement or as disclosed in the SEC Reports or the Offering Documents, there are no additional outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from the Company, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as described in the Offering Documents, the issuance and sale of the Units will not obligate the Company to issue shares of Common Stock or other securities to any person (other than the Subscribers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. The shares of the Company's capital stock outstanding immediately after the effective time of the Merger (but before the closing of the Offering) are or will be duly authorized and validly issued and are or will be fully paid and nonassessable. None of the outstanding shares of Common Stock or options, warrants, or rights or other securities entitling the holders to acquire Common Stock has been issued in violation of the preemptive rights of any security holder of the Company. No holder of any of the Company's securities has any rights, "demand," "piggy-back" or otherwise, to have such securities registered by reason of the intention to file, filing or effectiveness of the Registration Statement (as defined below), except as contemplated by the Merger Agreement and as described in the Offering Documents. The Common Stock and the Warrants to be issued to the Subscriber have been duly authorized, and when issued and paid for in accordance with this Subscription Agreement, the Common Stock will be duly and validly issued, fully paid and non-assessable, and the Warrant Shares, when issued upon exercise of the Warrants in exchange for the payment in full of the exercise price for such Warrant Share therein specified, will be duly and validly issued, fully paid and non-assessable. The Common Stock is eligible for quotation on the NASD OTC Bulletin Board, the Company and the Common Stock meets the criteria for continued quotation and trading on the OTC Bulletin Board, and no suspension of trading in the Common Stock is in effect.


                                      A2-7

         3.4 CORPORATE AUTHORIZATION. The Offering Documents have been duly and validly authorized by the Company and Ironclad. This Subscription Agreement, assuming due execution and delivery by the Subscriber, and the Warrants, when the Subscription Agreement and the Warrants are executed and delivered by the Company, will be, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

         3.5 NON-CONTRAVENTION. The execution and delivery of the Offering Documents by the Company and Ironclad, the issuance of the Units as contemplated by the Offering Documents and the completion by the Company and Ironclad of the other transactions contemplated by the Offering Documents do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of any provision of the articles of incorporation or by-laws or similar instruments of the Company or Ironclad or their respective subsidiaries, (ii) conflict with or result in a breach by Ironclad or its subsidiaries of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of Ironclad or its subsidiaries, pursuant to any agreements, instruments or documents filed as exhibits to the SEC Reports or any indenture, mortgage, deed of trust or other agreement or instrument to which Ironclad or any of its subsidiaries is a party or by which Ironclad or any of its subsidiaries or any of its properties or assets are bound or affected, in any such case which would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of Ironclad and its subsidiaries, taken as a whole, or the validity or enforceability of, or the ability of Ironclad to perform their obligations under, the Offering Documents, (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over Ironclad or any of its subsidiaries or any of its properties or assets that would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Ironclad and its subsidiaries (after the effective time of the Merger), taken as a whole, or the validity or enforceability of, or the ability of the Company or Ironclad to perform its obligations under, the Offering Documents, or
                  (iv) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for Ironclad or its subsidiaries (after the effective time of the Merger) to own or lease and operate any of its properties and to conduct any of its business or the ability of Ironclad or its subsidiaries to make use thereof.

         3.6      INFORMATION  PROVIDED.   The  Company  hereby  represents  and
                  warrants to the Subscriber that the information set forth in the Offering Memorandum, the SEC


                                      A2-8

                  Reports and any other document provided by the Company (or the Company's authorized representatives) to the Subscriber in connection with the transactions contemplated by this Subscription Agreement, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, it being understood that for purposes of this
                  Section 3.6, any statement contained in such information shall be deemed to be modified or superseded for purposes of this
                  Section 3.6 to the extent that a statement in any document included in such information which was prepared and furnished to the Subscriber on a later date or filed with the SEC on a later date modifies or replaces such statement, whether or not such later prepared and furnished or filed statement so states. Ironclad hereby represents and warrants to the Subscriber that the information set forth in the Offering Memorandum and any other document provided by Ironclad (or Ironclad's authorized representatives) to the Subscriber in connection with the transactions contemplated by this Subscription Agreement, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

         3.7 ABSENCE OF CERTAIN PROCEEDINGS. Ironclad is not aware of any action, suit, proceeding, inquiry or investigation before or by any court, public board or body, or governmental agency pending or threatened against or affecting Ironclad or any of its subsidiaries, in any such case wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company or Ironclad, or the transactions contemplated by the Offering Documents or which could adversely affect the validity or enforceability of, or the authority or ability of the Company or Ironclad to perform its obligations under, the Offering Documents; and to the Company's and Ironclad's knowledge there is not pending or contemplated any, and there has been no, investigation by the SEC involving Ironclad or any of its current or former directors or officers.

         3.8 COMPLIANCE WITH LAW. Neither Ironclad nor any of its subsidiaries is in violation of or has any liability under any statute, law, rule, regulation, ordinance, decision or order of any governmental agency or body or any court, domestic or foreign, except where such violation or liability would not individually or in the aggregate have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of Ironclad or any of its subsidiaries (after the effective time of the Merger), taken as a whole; and to the knowledge of Ironclad there is no pending investigation that would reasonably be expected to lead to such a claim.

         3.9 TAX MATTERS. Ironclad and its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed and has paid all taxes shown by such returns to be due, and no tax deficiency has been determined adversely to Ironclad or any of its subsidiaries which has had (nor does Ironclad or any of its subsidiaries have any knowledge of any tax deficiency which, if determined adversely to Ironclad or any of its subsidiaries, might have) a material adverse effect on the business, properties, operations, condition (financial or other), results of operations, or prospects of Ironclad or any of its subsidiaries (after the effective time of the Merger), taken as a whole.


                                      A2-9

4. REGISTRATION RIGHTS

         4.1 REGISTRATION REQUIREMENT. Subject to the terms and limitations hereof, the Company shall file a registration statement on Form SB-2 or other appropriate registration document under the Act (the "Registration Statement") for resale of the Common Stock and the Warrant Shares (the "Registrable Securities") and shall use its reasonable best efforts to maintain the Registration Statement effective for a period of twenty-four
                  (24) months at the Company's expense (the "Effectiveness Period"). The Company shall file such Registration Statement no later than forty five (45) days after the Closing Date (the "Registration Filing Date"), and shall use reasonable best efforts to cause such Registration Statement to become effective within one hundred and fifty (150) days after the Closing Date. Subject to the conditions and limitations hereof, including the limitations set forth in Section 4.2, the Company's failure to satisfy the obligations specified in the immediately preceding sentence shall require the Company to make a cash payment, as liquidated damages, to the Subscriber of 0.0333% of the Purchase Price of the Units sold to the Subscriber under this Subscription Agreement for each business day of such failure. For the avoidance of doubt, any right to receive such cash payment shall be Subscriber's sole and exclusive remedy for the failure of the Company to satisfy the obligations under this Section 4.1.

         4.2 LIMITATION TO REGISTRATION REQUIREMENT. Notwithstanding the foregoing, the Company shall not be obligated to effect any registration of the Registrable Securities or take any other action pursuant to this Section 4: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Act, or (ii) during any period in which the Company suspends the rights of a subscriber after giving the Subscriber written notification of a Potential Material Event (defined below) pursuant to Section 4.6 hereof.

         4.3 EXPENSES OF REGISTRATION. Except as otherwise expressly set forth, the Company shall bear all expenses incurred by the Company in compliance with the registration obligation of the Company, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company incurred in connection with any registration, qualification or compliance pursuant to this Subscription Agreement and all underwriting discounts, selling commissions and expense allowances applicable to the sale of any securities by the Company for its own account in any registration. All underwriting discounts, selling commissions and expense allowances applicable to the sale by Subscriber of Registrable Securities and all fees and disbursements of counsel for the Subscriber shall be borne by the Subscriber.

         4.4      INDEMNIFICATION.

                  (a) To the extent permitted by law the Company will indemnify each Subscriber, each of its officers, directors, agents, employees and partners, and each person controlling such Subscriber, with respect to each registration, qualification or compliance effected pursuant to this Agreement, and each underwriter, if any, and each


                                     A2-10
                           person who controls any underwriter, and their respective counsel against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document prepared by the Company (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and subject to the provisions of
                           Section 4.4(c) below, will reimburse each such Subscriber, each of its officers, directors, agents, employees and partners, and each person controlling such Subscriber, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses as they are reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omissions) based upon written information furnished to the Company by (or on behalf of) such Subscriber or underwriter, or if the person asserting any such loss, claim, damage or liability (or action or proceeding in respect thereof did not receive a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended and supplemented) at or before the written confirmation of the sale of such Registrable Securities to such person because of the failure of the Subscriber or underwriter to so provide such amended preliminary or final prospectus (or the final prospectus as amended and supplemented); provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Subscriber, any such partner, officer, director, employee, agent or controlling person of such Subscriber, or any such underwriter or any person who controls any such underwriter; provided, however, that the obligations of the Company hereunder shall be limited to an amount equal to the portion of net proceeds represented by the Registrable Securities pursuant to this Subscription Agreement.

                  (b) To the extent permitted by law, each Subscriber whose Registrable Securities are included in any registration, qualification or compliance effected pursuant to this Subscription Agreement will indemnify the Company, and its directors, officers, agents, employees and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Act and the rules and regulations thereunder, each other such Subscriber and each of their officers, directors, partners, agents and employees, and each person controlling such Subscriber, and their respective counsel against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any


                                     A2-11
                           untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Subscribers, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses as they are reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Subscriber; PROVIDED, HOWEVER, that the obligations of any Subscriber hereunder shall be limited to an amount equal to the net proceeds to such Subscriber from Registrable Securities sold under such registration statement, prospectus, offering circular or other document as contemplated herein; provided, further, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Subscriber, which consent shall not be unreasonably withheld or delayed.

                  (a) Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further that if any Indemnified Party reasonably concludes that there may be one or more legal defenses available to it that are not available to the Indemnifying Party, or that such claim or litigation involves or could have an effect on matters beyond the scope of this Agreement, then the Indemnified Party may retain its own counsel at the expense of the Indemnifying Party; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless and only to the extent that such failure to give notice results in material prejudice to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                  (b) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the


                                     A2-12
                           amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         4.5 TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. The Registrable Securities, and any related benefits to the Subscriber hereunder may be transferred or assigned by the Subscriber to a permitted transferee or assignee, provided that the Company is given written notice of such transfer or assignment, stating the name and address of said transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned; provided further that the transferee or assignee of such Registrable Securities shall be deemed to have assumed the obligations of the Subscriber under this Subscription Agreement by the acceptance of such assignment and shall, upon request from the Company, evidence such assumption by delivery to the Company of a written agreement assuming such obligations of the Subscriber.

         4.6 REGISTRATION PROCEDURES. In the case of the registration effected by the Company pursuant to this Subscription Agreement, the Company will keep the Subscriber advised in writing as to the initiation of each registration and as to the completion thereof. The Company will:

                  (a) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of securities covered by such registration statement;

                  (b) Respond as promptly as reasonably practicable to any comments received from the SEC with respect to a registration statement or any amendment thereto.

                  (c) Notify the Subscriber as promptly as reasonably practicable and (if requested by any such person) confirm such notice in writing no later than one trading day following the day (A) when a prospectus or any prospectus supplement or post-effective amendment to a registration statement is proposed to be filed and (B) with respect to a registration statement or any post-effective amendment, when the same has become effective;

                  (d) Furnish such number of prospectuses and other documents incident thereto, including supplements and amendments, as the Subscriber may reasonably request;


                                     A2-13

                  (e) Furnish to the Subscriber, upon request, a copy of all documents filed with and all correspondence from or to the SEC in connection with any such registration statement other than non-substantive cover letters and the like;

                  (f) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a registration statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment; and

                  (g) Use its reasonable best efforts to comply with all applicable rules and regulations of the SEC.

Notwithstanding the foregoing, if at any time or from time to time after the date hereof, the Company notifies the Subscriber in writing of the existence of an event or circumstance that is not disclosed in the Registration Statement and that may have a material effect on the Company or its business (a "Potential Material Event"), the Subscriber shall not offer or sell any Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until the Company notifies the Subscriber that such Potential Material Event either has been added to the Registration Statement by amendment or supplement or no longer constitutes a Potential Material Event; PROVIDED, that the Company may not so suspend the right of Subscriber for more than 120 days during any 12 month period.

         4.7 STATEMENT OF BENEFICIAL OWNERSHIP. The Company may require the Subscriber to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Subscriber and the controlling person thereof and any other such information regarding the Subscriber, the Registrable Securities held by the Subscriber and the intended method of disposition of such securities as shall be reasonably required with respect to the registration of the Subscriber's Registrable Securities. The Subscriber hereby understands and agrees that the Company may, in its sole discretion, exclude the Subscriber's shares of Common Stock (including such shares into which the Warrants are exercisable) from the Registration Statement in the event that the Subscriber fails to provide such information requested by the Company within the time period reasonably specified by the Company or is required to do so by law or the SEC.

         4.8 COMPLIANCE. Subscriber covenants and agrees that such Subscriber will comply with the prospectus delivery requirements of the Act as applicable to such Subscriber in connection with sales of Registrable Securities pursuant to the registration statement required hereunder.

         4.9 PIGGY-BACK REGISTRATIONS. If at any time during the Effectiveness Period there is not an effective registration statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Act of any of its Common Stock, other than an offering of securities issued pursuant to a Strategic Issuance (as defined below) and other than a Form S-4 or Form S-8 registration statement (each as promulgated under the Act or their then equivalents relating to equity


                                     A2-14
                  securities to be issued solely in connection with any business combination transaction, acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), then the Company shall send to the Subscriber (together with any other holders of its Common Stock or Warrants possessing "piggyback registration rights" comparable to those granted to the Subscriber hereunder ("Rightsholders")) written notice of such determination and, if within fifteen (15) days after receipt of such notice, the Subscriber shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Subscriber requests to be registered; provided that the Company shall not be required to register any Registrable Securities pursuant to this Section that are eligible for resale pursuant to Rule 144(k) promulgated under the Act; and provided further that the Company may, without the consent of the Subscriber, withdraw such registration statement before its becoming effective if the Company or other stockholders have elected to abandon the proposal to register the securities proposed to be registered thereunder. If the registration statement is being filed for an underwritten public offering, the Subscriber must timely execute and deliver the usual and customary agreement among the Company, such Subscriber and the underwriters relating to the registration; If the registration statement is being filed for an underwritten offer and sale by the Company of securities for its own account and the managing underwriters advise the Company in writing that in their opinion the offering contemplated by the registration statement cannot be successfully completed if the Company were to also register the Registrable Shares of the Subscriber requested to be included in such registration statement, then the Company will include in the registration: (i) first, any securities the Company proposes to sell, (ii) second, any securities of any person whose securities are being registered as a result of the exercise of a demand registration right, and (iii) third, that portion of the aggregate number of shares being requested for inclusion in the registration statement by (X) the Subscriber and (Y) all other Rightsholders, which in the opinion of such managing underwriters can successfully be sold, such number of shares to be taken PRO RATA from the Rightsholders on the basis of the total number of shares being requested for inclusion in the registration statement by each Rightsholder. "Strategic Issuance" shall mean an issuance of securities: (i) in connection with a "corporate partnering" transaction or a "strategic alliance" (as determined by the Board of Directors of the Company in good faith); (ii) in connection with any financing transaction in respect of which the Company is a borrower; or (iii) to a vendor, lessor, lender, or customer of the Company, or a research, manufacturing or other commercial collaborator of the Company, in a transaction approved by the Board of Directors, provided in any case, that such issuance is not being made primarily for the purpose of avoiding compliance with this Subscription Agreement.

5.       MISCELLANEOUS

         5.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at Ironclad Performance Wear Corporation, 1111 East El Seugndo Blvd., El Segundo, Calfironia 90245, Attention: Ed Jaeger, President, with a copy to (which shall not constitute notice) Stubbs, Alderton & Markiles, LLP, 15260 Ventura Boulevard, 20th Floor, Sherman Oaks, California 91403,
                  Attention: Scott Alderton, Esq., and to the Subscriber at his address indicated on the signature page of this


                                     A2-15

                  Subscription Agreement. Notices shall be deemed to have been given three (3) business days after the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

         5.2 This Subscription Agreement may be amended through a written instrument signed by the Subscriber, Ironclad and the Company; provided, however, that the terms of Section 4 of this Subscription Agreement may be amended without the consent or approval of the Subscriber so long as such amendment applies in the same fashion to the subscription agreements of all of the other subscribers for Units in the Offering and at least holders of a majority of the Units sold in the Offering have given their approval of such amendment, which approval shall be binding on all holders of Units.

         5.3 This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

         5.4 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Delaware.

         5.5 This Subscription Agreement may be executed in counterparts. It shall not be binding upon the Company and Ironclad unless and until it is accepted by the Company and Ironclad. Upon the execution and delivery of this Subscription Agreement by the Subscriber, this Subscription Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Units as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other subscribers and to add and/or to delete other persons as subscribers.

         5.6 The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.

         5.7 It is agreed that a waiver by either party of a breach of any provision of this Subscription Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

         5.8 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

         5.9 The Company agrees not to disclose the names, addresses or any other information about the Subscribers, except as required by law, provided that the Company may provide information relating to the Subscriber as required in any registration statement under the Act that may be filed by the Company pursuant to the requirements of this Subscription Agreement.


                                     A2-16

         5.10 The obligation of the Subscriber hereunder is several and not joint with the obligations of any other subscribers for the purchase of Units in the Offering (the "Other Subscribers"), and the Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscribers. Nothing contained herein or in any other agreement or document delivered at the Closing, and no action taken by the Subscriber pursuant hereto, shall be deemed to constitute the Subscriber and the Other Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber and the Other Subscribers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Subscription Agreement. The Subscriber shall be entitled to protect and enforce the Subscriber's rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber to be joined as an additional party in any proceeding for such purpose. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. The Subscriber is not acting as part of a "group" (as that term is used in Section 13(d) of the 1934 Act) in negotiating and entering into this Subscription Agreement or purchasing the Units or acquiring, disposing of or voting any of the underlying shares of Common Stock or the Warrant Shares. The Company hereby confirms that it understands and agrees that the Subscriber is not acting as part of any such group.



                            [SIGNATURE PAGE FOLLOWS]


                                     A2-17

              IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first written above.


------------------------------      ------------------------------------
Signature of Subscriber                  Signature of Co-Subscriber

------------------------------      ------------------------------------
Name of Subscriber                         Name of Co-Subscriber
[please print]

------------------------------      ------------------------------------
Address of Subscriber                    Address of Co-Subscriber

------------------------------      ------------------------------------
Social Security or Taxpayer             Social Security or Taxpayer
Identification Number of                 Identification Number of
Subscriber                                    Co-Subscriber



------------------------------
Number of Units Subscribed For



Subscription Agreed to and Accepted

EUROPA TRADE AGENCY LTD.                    IRONCLAD PERFORMANCE
                                            WEAR CORPORATION


By:                                         By:
   --------------------------------            ---------------------------------
Name:                                       Name:
     ------------------------------              -------------------------------
Title:                                      Title:
      -----------------------------               ------------------------------


                                     A2-18

                                   EXHIBIT B-1

                            EUTA REORGANIZATION TERMS

The terms of the EUTA Reorganization shall be the terms outlined in the Amended and Restated Purchase and Escrow Agreement and Amended and Restated Share Cancellation Agreement, attached as EXHIBIT B-2 and B-3 to the Merger Agreement, respectively, plus a forward stock split resulting in 3,489,444 shares of EUTA common stock issued and outstanding immediately prior to the Effective Time.

The capital structure of EUTA resulting from the consummation of the EUTA Reorganization (but not taking into account the Merger or the Equity Financing) is reflected on EXHIBIT B-4 to the Merger Agreement.


                                      B1-1

                                   EXHIBIT B-2

           FORM OF AMENDED AND RESTATED PURCHASE AND ESCROW AGREEMENT


          This AMENDED AND RESTATED PURCHASE AND ESCROW AGREEMENT ("Agreement") is entered into as of this 7th day of March, 2006 by and among the Holders listed in Section 5 herein (each a "Purchaser" and together the "Purchasers"), certain non-affiliate stockholders of Europa Trade Agency, Ltd., a Nevada corporation ("EUTA") (each a "Stockholder," collectively, the "Stockholders"), Thomas Lamb, principal stockholder, executive officer and director of EUTA ("Lamb Junior"), Craig Lamb, a principal stockholder of EUTA ("Lamb Senior"), and Stone & Graves ("Escrow Agent").

                                    RECITALS

          WHEREAS, EUTA is contemplating a reverse merger transaction with Ironclad Performance Wear, Inc., a Delaware corporation ("Ironclad") (the reverse merger is referred to herein as the "Merger");

          WHEREAS, EUTA, Ironclad and or wholly-owned subsidiary of EUTA will enter into an Agreement and Plan of Merger (the "Merger Agreement") whereby the Merger will be effected;

          WHEREAS, the Purchasers wish to purchase an aggregate of 911,000 shares of EUTA common stock currently held by the Stockholders (the "Common Stock") upon the closing of the Merger;

          WHEREAS, the Stockholders wish to sell an aggregate of 911,000 shares of Common Stock to the Purchasers upon the closing of the Merger;

          WHEREAS, Lamb Junior and Lamb Senior wish to have an aggregate of 2,000,000 shares of EUTA common stock held by them cancelled (the "Cancellation Shares") upon the closing of the Merger further to a Share Cancellation Agreement to be entered into concurrently herewith by and among EUTA, Lamb Junior, Lamb Senior and the Escrow Agent (the "Cancellation Agreement");

          WHEREAS, if the Merger does not occur as described herein, the Purchasers, excluding GCM, Inc., Gemini Partners, Inc., Martial Chaillet, Hyperion Trust and Alacrity Trust (the "Excluded Purchasers"), have agreed to purchase the Common Stock upon the terms and conditions set forth herein;

          WHEREAS, to induce the Purchasers to buy the Common Stock, the Stockholders have deposited stock certificates with executed stock powers and guaranteed signatures representing their respective shares of Common Stock with the Escrow Agent in accordance with the terms hereof (collectively, the "Certificates");

          WHEREAS, to induce the Purchasers to buy the Common Stock, Lamb Junior and Lamb Senior have deposited stock certificates representing the Cancellation Shares with the Escrow Agent in accordance with the terms hereof (the "Cancellation Certificates"); and

          WHEREAS, to induce the Stockholders to sell the Common Stock and Lamb Junior and Lamb Senior to cancel the Cancellation Shares, the Purchasers have deposited the Purchase Price (as defined below) with the Escrow Agent in accordance with the terms hereof.


                                      B2-1

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the parties hereto agree as follows:

1. PURCHASE AND SALE OF COMMON STOCK TO PURCHASERS.

         (a) Common Stock. On the closing date of the Merger (the "Closing Date"), the Stockholders shall sell and transfer unto the Purchasers, free and clear of any and all Liens (as defined in Section 6(b)) all right, title, interest and claims in or to the Common Stock and the Purchaser agrees to purchase from the Stockholders the Common Stock.

         (b) Cancellation. On the Closing Date, the Cancellation Shares shall be cancelled pursuant to the Cancellation Agreement.

         (c) Closing. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 8 and Section 9 below, the date and time of the sale of the Common Stock pursuant to this Agreement and the cancellation of the Cancellation Shares pursuant to the Cancellation Agreement shall be concurrent with the time of the Closing Date, or such other mutually agreed upon time and location as may be agreed to by the parties.

2. PURCHASE PRICE.

         (a) Common Stock. The Stockholders and the Purchasers agree that the aggregate consideration for the Common Stock is $345,587 and that such monies have been distributed by the Escrow Agent to the Stockholders (the "Purchase Price").

         (b) Cancellation. Lamb Junior, Lamb Senior and the Purchasers agree that the consideration for the cancellation for the Cancellation Shares provided by Lamb Junior and Lamb Senior is an aggregate of $349,413 and that such monies have been distributed by the Escrow Agent to Lamb Junior and Lamb Senior.

3. APPOINTMENT. The Stockholders, Lamb Senior, Lamb Junior and the Purchasers each hereby appoint Escrow Agent to act as escrow holder under the terms hereof. Escrow Agent hereby accepts such appointment and agrees to act as escrow holder in accordance with the terms hereof and the Cancellation Agreement.

4. ESCROW ACCOUNT. The Stockholders, Lamb Senior, Lamb Junior and the Purchasers hereby agree that the Certificates representing the Common Stock, the Cancellation Certificates representing the Cancellation Shares and the Purchase Price representing the consideration for said Common Stock have been deposited in an escrow account.

         (a) Certificate Deposit. The Stockholders have delivered the Certificates to Escrow Agent with executed stock powers. The Certificates representing the Common Stock have been duly executed and available for transfer to the Purchaser upon the closing of the transactions contemplated hereby.

         (b) Cancellation Certificate Deposit. Lamb Senior and Lamb Junior have been delivered the Cancellation Certificates to Escrow Agent with stock powers upon execution of this Agreement. The Cancellation Certificates representing the Cancellation Shares shall be duly executed.

         (c) Purchase Price. The monies referred in Section 2 herein have been distributed as set forth in Section 2 herein.


                                      B2-2

5. CLOSING; RELEASE FROM ESCROW.

         (a) Closing: Upon written notification from Kirkpatrick & Lockhart Nicholson Graham LLP ("K&LNG") to Escrow Agent that the Merger has closed:

                  (i) The Certificates representing the Common Stock shall be released to the Purchasers;

                  (ii) the Cancellation Certificates representing the Cancellation Shares shall be released to Pacific Stock Transfer Company, EUTA's transfer agent, further to the Cancellation Agreement;

                  (iii) $5,000 shall be delivered to Peyton, Chandler & Sullivan ("PCS") on behalf of Stone & Graves for services as the Purchasers' collection agent for individual investors; and

         (b) Release from Escrow. Upon written notification from K&LNG to Escrow Agent that the Merger has closed, the Certificates representing the Common Stock shall be released within one (1) business day to Pacific Stock Transfer Company, EUTA's transfer agent, and then re-registered in the following names (the "Holders"):

                  Samir Financial Services                                56,442
                  Zbear Financial, L.L.C.                                 56,442
                  DSAM                                                    21,708
                  Margaret A Rogers                                       14,472
                  Margaret A Rogers                                        7,236
                  Margaret A Rogers                                        7,236
                  Barbara Ashton                                             579
                  Jaime D. Spencer                                         1,448
                  Arthur Gerrick                                          14,472
                  Srini R. Srinivasan                                      1,447
                  Ronald S. Weaver, M.D.                                   1,447
                  Charles E. Frisco, Jr.                                   1,447
                  James A.  Brennan                                        1,447
                  Mike Salomon                                               380
                  Richard Granieri                                         2,533
                  Eileen Markle                                              760
                  Thomas J. Downs                                          2,533
                  Tim M. Betts                                             1,447
                  Herb Matsinger, Jr. Revocable Trust DTD 03/10/03         3,618
                  Carl C. Hsu MD Inc. PSP 7/1/84, Carl Hsu TTEE            5,789
                  Carl C. Hsu MD Inc. PSP 7/1/84, Carl Hsu TTEE            1,447
                  Carl C. Hsu                                              6,368
                  Alan Hsu                                                 2,316
                  Hui Ya Hsu                                               2,894
                  Kala Eswaran                                             1,447
                  Nathan H. Allen                                          1,447
                  John Womach                                              1,447
                  Matthew Johnson                                            724
                  Nathan Johnson                                             724
                  Richard S. From                                          4,070


                                      B2-3

                  GCM, Inc.                                               86,833
                  PCS, Inc.                                              115,778
                  Gemini Partners                                        133,144
                  Martial Chaillet                                        28,944
                  Hyperion Trust                                         155,202
                  Alacrity Trust                                         165,332


          Share numbers referenced above are to be adjusted on the Closing Date to reflect the consummation of a 3.454895-for-1 forward stock split by EUTA that will occur in connection with the closing of the Merger.

          Further, all stock certificates issued by Pacific Stock Transfer Company and delivered to the Holders shall bear a legend substantially as follows:.

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT."

6. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS, LAMB JUNIOR AND LAMB SENIOR. Each of the Stockholders, Lamb Junior and Lamb Senior (each a "Seller") represents and warrants to the Purchasers as follows:

         (a) Authorization and Binding Effect. This Agreement has been duly executed and delivered by that Seller, and constitutes the legal, valid and binding obligation of that Seller, enforceable in accordance with its terms. No consent or authorization of any party is required for that Seller to legally and validly consummate the transactions set forth herein. The execution, delivery and performance of this Agreement and the sale and transfer of the Common Stock and cancellation of the Cancellation Shares hereunder, do not and will not:

                  (i) conflict with, result in the breach of, constitute a default, with or without notice and/or lapse of time, under, result in being declared void or avoidable any provision of, or result in any right to terminate or cancel any contract, lease or agreement to which that Seller is or any of his/her/its properties are bound; or

                  (ii) constitute a violation of any statute, judgment, order, decree or regulation or rule of any court, governmental authority or arbitrator applicable or relating to that Seller, including, but not limited to, state securities laws or the Securities Act of 1933, as amended (the "1933 Act"); or

         (b) Title and Condition of Common Stock and Cancellation Shares. The Seller has good and marketable title to his/her/its respective portion of the Common Stock or the Cancellation Shares, as applicable, free and clear of liens, encumbrances, claims of third parties, security interests, mortgages, pledges, requires no consent of third parties agreements, options and rights of others of any kind whatsoever, whether or not filed, recorded or perfected (collectively, the "Liens").


                                      B2-4

7. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. Each of the Purchasers hereby jointly and severally represents and warrants to each of the Stockholders and to Lamb Junior and to Lamb Senior as follows:

         (a) Authorization and Binding Effect. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of each the Purchaser, enforceable in accordance with its terms.

         (b) Investment Purpose. The Purchaser is purchasing the Common Stock for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; PROVIDED, HOWEVER, that by making the representations herein, the Purchaser does not agree to hold any of the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

         (c) Legal Violation. The execution, delivery and performance of this Agreement and the sale and purchase of the Common Stock and cancellation of the Cancellation Shares hereunder, do not and will not constitute a violation of any statute, judgment, order, decree or regulation or rule of any court, governmental authority or arbitrator applicable or relating to the Purchaser, including, but not limited to, state securities laws or the Securities Act of 1933, as amended (the "1933 Act").

         (d) Accredited Investor Status. Each of the Purchasers is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

8. TERMINATION OF MERGER. Notwithstanding the foregoing, in the event Escrow Agent receives written notification from K&LNG that the Merger Agreement has not been signed by April 30, 2006, or that if signed, that the Merger Agreement has been terminated in accordance with its terms, the Cancellation Shares will be cancelled in connection with the closing of an alternative merger transaction with another to-be-identified private company.

9. ACKNOWLEDGEMENT OF THE STOCKHOLDERS, LAMB JUNIOR AND LAMB SENIOR. The Stockholders, Lamb Senior and Lamb Junior acknowledge that EUTA will acquire Ironclad pursuant to the Merger Agreement, that Ironclad is an operating entity, and that as such the planned acquisition of Ironclad by EUTA may increase the value of EUTA common stock. Each of the Stockholders further acknowledge that by agreeing to sell the Common Stock pursuant to this Agreement, and Lamb Junior and Lamb Senior further acknowledge that by agreeing to cancel their Cancellation Shares pursuant to this Agreement and the Cancellation Agreement, they are foregoing the right and ability to participate in any increased profits realized by EUTA subsequent to the Merger and/or any increases in the value of EUTA common stock. Each of the Stockholders, Lamb Junior and Lamb Senior represent that they understand the terms and conditions of the Merger, including the consequences of the sale or cancellation of their shares, as applicable.

10. RESIGNATION/REMOVAL. Escrow Agent shall have the right in its discretion, to withdraw and resign as escrow agent by giving written notice to each of the Stockholders and the Purchaser at least thirty
         (30) days in advance of the effective date of such resignation. Escrow Agent may be removed and replaced by another escrow agent at any time by written agreement of the Stockholders, Lamb Junior, Lamb Senior and the Purchasers. Upon such resignation or withdrawal, Escrow Agent shall deliver over to the successor escrow agent the Certificates and the Cancellation Certificates and, upon such delivery, shall thereafter be released and relieved


                                      B2-5
         from any and all further liability and responsibility thereafter accruing hereunder. In the event Escrow Agent resigns or is terminated, Escrow Agent shall not be entitled to collect the Fee.

11. ARBITRATION. The resolution of any dispute and disputes between the parties hereto shall be resolved by mandatory binding expedited arbitration under the International Arbitration Rules of the American Arbitration Association ("AAA") in effect as of the date the request for arbitration is filed (the "Rules") before a single, neutral arbitrator, selected in accordance with the Rules. Each of the parties may initiate such an arbitration pursuant to the Rules. The arbitration shall be held in Los Angeles, California (such site being herein referred to as the "Forum"). The parties will abide by any decision rendered in such arbitration, and that any court having jurisdiction may enforce such a decision. Each of the parties hereto submits to the non-exclusive personal jurisdiction of the courts of the Forum as an appropriate place for compelling arbitration or giving legal confirmation of any arbitration award, and irrevocably waives any objection which it may now or hereafter have to the venue of any such enforcement proceeding brought in any of said courts and any claim of inconvenient forum. Service of process for all arbitration proceedings may be made in accordance with the Rules and shall be deemed effective as provided therein.

12. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California in the United States of America. Each party, to the extent permitted by law, knowingly voluntarily and intentionally waives its right to trial by jury in any action or other legal proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.

13. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by facsimile, electronic mail, or overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a) if to the Stockholders:

                  to those addresses as set forth on the books of the Company as of the date hereof.



         (b)      if to PCS and to any other Purchasers except the Excluded
                  Purchasers:

                           Peyton, Chandler & Sullivan, Inc.
                           Attn: Richard From
                           720 Sunrise Avenue,
                           Suite 100-C
                           Roseville, California  95661
                           Fax:  916.772.8118

         (c) if to the Excluded Purchasers:

                           c/o Gemini Partners, Inc.
                           10880 Wilshire Blvd., Suite 500
                           Los Angeles, CA 90024
                           Tel:     (310) 696-4001
                           Fax:     (310) 696-4007


                                      B2-6

         (d) if to Lamb Junior:

                           Thomas Lamb
                           Suite 600, 595 Howe Street
                           Vancouver, BC, Canada
                           V6C 2T5
                           Tel:     (604) 762-8682
                           Fax:     (604) 662-3904


         (e) if to Lamb Senior:

                           Craig Lamb
                           c/o Thomas Lamb
                           Suite 600, 595 Howe Street
                           Vancouver, BC, Canada
                           V6C 2T5
                           Tel:     (604) 762-8682
                           Fax:     (604) 662-3904


         (f) if to Escrow Agent:

                           Stone & Graves
                           2377 Gold Meadow Way, Suite 100
                           Gold River, CA 95670
                           Tel:     (916) 631-1522
                           Fax:     (916) 631-1592


14. FINAL AGREEMENTS. This Agreement is intended by the parities hereto to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by the Purchasers, Lamb Senior, Lamb Junior, Escrow Agent and Stockholders representing a majority interest in the Common Stock.

15. COUNTERPARTS. This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when executed and delivered shall be an original, but all the counterparts together shall constitute one and the same document. This agreement may be validly exchanged by fax.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]


                                      B2-7

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date herein above set forth.


                                   LAMB JUNIOR


                                   ---------------------------
                                   Thomas Lamb



                                   LAMB SENIOR


                                   ---------------------------
                                   Craig Lamb



                                   STONE & GRAVES


                                   By:
                                       -----------------------
                                   Name:  Eric Graves
                                   Title: Partner



                                   STOCKHOLDERS


                                   By:
                                       -----------------------
                                   Name:
                                   Title:
                                   Shares Held:



PURCHASER


By:
    -------------------------------

Name:
         --------------------------

Title:
      -----------------------------

Shares to be Purchased:
                        -----------


                                      B2-8

                                   EXHIBIT B-3

            FORM OF AMENDED AND RESTATED SHARE CANCELLATION AGREEMENT


         THIS AMENDED AND RESTATED SHARE CANCELLATION AGREEMENT (this "AGREEMENt") is made and entered into as of this 7th day of March, 2006 by and among Stone & Graves, as the escrow agent (the "ESCROW AGENT"), Europa Trade Agency Ltd., a Nevada corporation ("EUTA"), Thomas Lamb ("LAMB JUNIOR"), a principal stockholder, executive officer and director of EUTA, and Craig Lamb ("LAMB SENIOR," and with Lamb Junior, the "STOCKHOLDERS"), a principal stockholder of EUTA. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined hereinafter).

                                    RECITALS

         WHEREAS, all recitals set forth in that Amended and Restated Purchase and Escrow Agreement of even date herewith by and among certain identified purchasers, EUTA, certain non-affiliate stockholders of EUTA, Lamb Junior, Lamb Senior and Escrow Agent are hereby incorporated herein by reference.


         WHEREAS, the cancellation of the Cancellation Shares shall occur on the Effective Date of the Merger. In consideration for canceling the Shares, the Stockholders will receive aggregate cash consideration of $349,413 from unaffiliated third parties. It is the responsibility of the Escrow Agent to return the Shares to EUTA's transfer agent, i.e., Pacific Stock Transfer Company.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. ESTABLISHMENT OF ESCROW

         The Stockholders have delivered the Cancellation Shares to the Escrow Agent. On the Effective Date of the Merger, the Cancellation Shares shall be deemed automatically cancelled. The aggregate sum of $349,413 has been delivered by the Escrow Agent to the Stockholders. The Escrow Agent shall return the Escrowed Shares to EUTA's transfer agent, i.e., Pacific Stock Transfer Company. If the Merger Agreement is terminated in accordance with its terms, the Escrowed Shares shall remain in escrow pending the closing of an alternative merger transaction between EUTA and another to-be-identified private company.

2. DUTIES; TERM; EXPIRATION; LIMITS

         2.1 RIGHTS AND OBLIGATIONS OF THE PARTIES. The Escrow Agent shall be entitled to such rights and shall perform such duties of the escrow agent as set forth herein (collectively, the "DUTIES"). In the event that the terms of this Agreement conflict in any way with the provisions of the Merger Agreement, the Merger Agreement shall control.


                                      B3-1

         2.2 TERM - GENERAL. The term of escrow for the Escrowed Shares shall commence on the date hereof and shall terminate upon cancellation of the Escrowed Shares upon either (i) the closing of the Merger by and between EUTA and Ironclad, or
                  (ii) in the event the Merger Agreement is terminated in accordance with its terms, upon the closing of a merger transaction by and between EUTA and another to-be-identified private company.

         2.3 EFFECT OF FINAL DELIVERY. Notwithstanding the expiration of the term of the escrow, this Agreement shall continue in full force and effect until the Escrow Agent has delivered all of the Escrowed Shares pursuant to the terms hereof.

3. DIVIDENDS; VOTING RIGHTS

         3.1 CASH DIVIDENDS; VOTING RIGHTS. Neither Stockholder shall have any rights to cash or any stock dividend with respect to the Escrowed Shares. Each Stockholder shall retain the right to vote the Shares when held in escrow and shall retain such rights until the Escrowed Shares are cancelled in accordance with the terms hereof.

         3.2 STOCK SPLITS; STOCK DIVIDENDS. In the event of any stock split or other similar transaction with respect to EUTA common stock that becomes effective during the term of this Agreement, any additional shares issued with respect to the Escrowed Shares shall be added to the Escrowed Shares held in escrow and shall be similarly cancelled.

4. THE ESCROW AGENT

         4.1 RESIGNATION. The Escrow Agent shall have the right in its discretion, to withdraw and resign as escrow agent by giving written notice to each of the Stockholders and Ironclad at least thirty (30) days in advance of the effective date of such resignation. Escrow Agent may be removed and replaced by another escrow agent at any time by written agreement of the Stockholders and Ironclad. Upon such resignation, Escrow Agent shall deliver the Escrowed Shares over to the successor escrow agent, and upon such delivery, shall thereafter be released and relieved from any and all further liability and responsibility thereafter accruing hereunder.

5. STOCKHOLDERS' ACKNOWLEDGEMENT AND WAIVER OF CLAIMS

         5.1 STOCKHOLDERS' ACKNOWLEDGMENT. Each Stockholder acknowledges that EUTA will acquire Ironclad pursuant to the Merger Agreement, that Ironclad is an operating entity, and that as such the planned acquisition of Ironclad by EUTA may increase the value of EUTA common stock. Each of the Stockholders further acknowledge that by agreeing to cancel their shares of EUTA common stock pursuant to this Agreement and the Purchase and Escrow Agreement, they are foregoing the right and ability to participate in any increased profits realized by EUTA subsequent to the Merger and/or any increases in the value of EUTA common stock. Each of the Stockholders represents that he understands the terms and conditions of the Merger, including the consequences of the cancellation of his shares.


                                      B3-2

6.       MISCELLANEOUS

         6.1 TRANSFERABILITY. None of the rights and obligations of the Stockholders hereunder shall be transferable.

         6.2 NOTICES. Any notices or other communications required or permitted under this Agreement shall be in writing and shall be sufficiently given if sent by (i) registered or certified mail, postage prepaid, addressed as follows, (ii) facsimile to the facsimile numbers identified below or (iii) overnight courier (such as UPS or FedEx), addressed as follows:

If to EUTA:

                  Europa Trade Agency Ltd.
                  3715 West 14th Avenue
                  Vancouver, B.C., Canada  V6R 2W8
                  Attn:    Thomas Lamb
                  Tel:     (604) 762-8682
                  Fax:     (604) 662-3904

If to the Stockholders:

                  Thomas Lamb
                  Suite 600, 595 Howe Street
                  Vancouver, BC, Canada
                  V6C 2T5
                  Tel:     (604) 762-8682
                  Fax:     (604) 662-3904

                  Craig Lamb
                  c/o Thomas Lamb
                  Suite 600, 595 Howe Street
                  Vancouver, BC, Canada
                  V6C 2T5
                  Tel:     (604) 762-8682
                  Fax:     (604) 662-3904

If to Escrow Agent:

                  Stone & Graves
                  2377 Gold Meadow Way, Suite 100
                  Gold River, CA 95670
                  Tel:     (916) 631-1522
                  Fax:     (916) 631-1592

or such other person or address as shall be furnished in writing by any of the parties and any such notice or communication shall be deemed to have been given as of the date so mailed.

         6.3 CONSTRUCTION. The validity, enforcement and construction of this Agreement shall be governed by the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.


                                      B3-3

         6.4 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, assigns and transferees, as the case may be. Escrow Agent shall not be charged with notice or knowledge of any such ancillary document, fact or information not specifically set forth herein. Escrow Agent shall undertake to perform only such duties as are expressly set forth herein and no additional or implied duties or obligations shall be read into this Agreement against the Escrow Agent.

         6.5 SEVERABILITY. If any provision or section of this Agreement is determined to be void or otherwise unenforceable, it shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain enforceable in accordance with their terms.

         6.6 INTERPRETATION. The headings and subheadings contained in this Agreement are for reference only and for the benefit of the parties and shall not be considered in the interpretation or construction of this Agreement. This Agreement shall be construed and interpreted without regard to any rule or presumption requiring that it be construed or interpreted against the party causing it to be drafted.

         6.7 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts (including facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         6.8 AMENDMENTS. This Agreement may be amended from time to time but only by written agreement signed by all of the parties hereto.

         6.9 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes any and all prior understandings, agreements, negotiations and discussions, both written and oral, between the parties hereto with respect to the subject matter hereof.


                                      B3-4

         IN WITNESS WHEREOF, the parties have executed this Amended and Restated Share Cancellation Agreement as of the day and year first above written.



                                   STONE & GRAVES


                                   By:
                                       -------------------------
                                   Name:  Eric Graves
                                   Title: Partner



                                   EUROPA TRADE AGENCY, LTD.


                                   By:
                                       -------------------------
                                   Name:  Thomas Lamb
                                   Title: Chief Executive Officer



                                   STOCKHOLDERS:


                                   Name:
                                          ----------------------
                                               Thomas Lamb


                                   Name:
                                          ----------------------
                                               Craig Lamb


                                      B3-5

                                   EXHIBIT B-4

                      EUTA REORGANIZATION CAPITAL STRUCTURE

                                   [OMITTED]

                                    EXHIBIT C

                          FORM OF CERTIFICATE OF MERGER


This Agreement of Merger (the "AGREEMENT") is entered into by and between Ironclad Performance Wear Corporation, a California corporation (herein after referred to as "SURVIVOR"), and Ironclad Merger Corporation, a California corporation (herein after referred to as "MERGECO").

1. The authorized capital stock of MergeCo consists of 1,000 shares of stock, all of which have been designated Common Stock (the "MERGECO COMMON STOCK").

2. There are issued and outstanding 100 shares of MergeCo Common Stock. The authorized capital stock of Survivor consists of ________________ shares of Common Stock ("SURVIVOR COMMON STOCK"), ____________ shares of Series A Preferred Stock ("SURVIVOR SERIES A STOCK") and _____________ shares of Series B Preferred Stock ("SURVIVOR SERIES B STOCK"), of which ________________ shares of Survivor Common Stock, ______________ shares of Survivor Series A Stock and ______________ shares of Survivor Series B Stock are issued and outstanding.

3. MergerCo, Survivor, and Europa Trade Agency Ltd., a Nevada corporation and parent corporation of MergeCo ("PARENT"), are parties to that certain Agreement and Plan of Merger dated as of March 24, 2006 (the "PLAN").

4. Pursuant to Section 2 of the Plan, MergeCo shall be merged with and into Survivor (the "MERGER") and Survivor shall be the surviving entity in the Merger (the surviving entity is hereinafter referred to as the "SURVIVING CORPORATION").

5. Pursuant to Section 2 of the Plan, at the closing of the transactions contemplated by the Plan:

         a. each outstanding share of Survivor Common Stock shall be converted into ______________ shares of the Common Stock of Parent;

         b. each outstanding share of Survivor Series A Stock shall be converted into ______________ shares of the Common Stock of Parent;

         c. each outstanding share of Survivor Series B Stock shall be converted into ______________ shares of the Common Stock of Parent;

         d. each outstanding option to purchase Survivor Common Stock, or warrant to purchase Survivor Common Stock or Survivor Series A Stock or Survivor Series B Stock, in each case whether vested or unvested, shall be assumed by Parent or replaced with options and warrants to purchase the Common Stock of Parent on substantially identical terms, provided that any warrants to purchase shares of Survivor Series A Stock or Survivor Series B Stock will be exercisable for that number of shares of Common Stock into which the Survivor Series A Stock or

                  Survivor Series B Stock would be convertible upon exercise of such warrants; and

         e. all of the outstanding shares of MergeCo Common Stock shall be converted into one (1) share of Survivor Common Stock.

6. The Articles of Incorporation attached hereto as Exhibit A shall be the Articles of Incorporation of the Survivor.

7. MergeCo shall from time to time, as and when requested by the Survivor or Parent, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this Merger.

8. The effect of the Merger and the effective date of the Merger are as prescribed by law.

IN WITNESS WHEREOF the parties have executed this Agreement.



                           IRONCLAD MERGER CORPORATION


                           By:__________________________
                           Name:  Thomas Lamb
                           Title: President and Secretary

IN WITNESS WHEREOF the parties have executed this Agreement.



                           IRONCLAD PERFORMANCE WEAR CORPORATION


                           By:__________________________
                           Name:  Eduard Jaeger
                           Title: Chief Executive Officer


                           IRONCLAD PERFORMANCE WEAR CORPORATION


                           By:__________________________
                           Name:  Thomas Krieg
                           Title: Secretary

                                    EXHIBIT A


                            ARTICLES OF INCORPORATION
                                       OF
                      [_______________________] CORPORATION


                                    ARTICLE I

         The name of this corporation is [_________________] Corporation (the "CORPORATION").

                                   ARTICLE II

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE III

         The Corporation is authorized to issue only one class of shares of stock, to be designated Common Stock; and the total number of shares which the Corporation is authorized to issue is 1,000 no par value.

                                   ARTICLE IV

         (a) The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         (b) The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) to the fullest extent permissible under California law.

         (c) Any amendment, repeal or modification of the foregoing provisions of this Article IV by the shareholders of the corporation shall not adversely affect any right or protection of a director or agent of the corporation existing at the time of such amendment repeal or modification.

                            OFFICERS' CERTIFICATE OF

                           IRONCLAD MERGER CORPORATION

     Thomas Lamb, President and Secretary of Ironclad Merger Corporation, a California corporation (the "Company"), hereby certifies that:

1. The Company is duly organized and existing under the laws of the State of California.

2. A total of 100 shares of common stock, without par value, of the Company ("Company Common Stock") are issued and outstanding; the Company Common Stock is the only class of the Company's issued and outstanding stock entitled to vote on the merger to be effected by the Agreement of Merger, attached hereto.

3. The principal terms of the Agreement of Merger were approved by a vote of the issued and outstanding shares of Company Common Stock entitled to vote thereon which equaled or exceeded the vote required. A majority vote of the issued and outstanding shares of Company Common Stock is the voting percentage required to approve the Agreement of Merger.

4. Pursuant to Section 1202(c) of the California Corporations Code, no vote of the shareholders of the parent of the Corporation was required.

Each of the undersigned declares under the penalties of perjury under the laws of the State of California that the statements contained in the foregoing certificate are true of his own knowledge.

Date:                             , 2006
       ---------------------------


                                          --------------------------------------
                                          Thomas Lamb,
                                          President and Secretary

                            OFFICERS' CERTIFICATE OF

                      IRONCLAD PERFORMANCE WEAR CORPORATION

            Eduard Jaeger, the Chief Executive Officer of Ironclad Performance Wear Corporation, a California corporation (the "Company"), and Thomas Kreig, Secretary of the Company, hereby certify that:

1. The Company is duly organized and existing under the laws of the State of California.

2. A total of (a) _____________________ shares of common stock, no par value, of the Company ("Company Common Stock"); (b) _______________ shares of Series A Preferred Stock, no par value, of the Company
         ("Company Series A Preferred Stock"); and (c) ____________________ shares of Series B Preferred Stock, no par value, of the Company ("Company Series B Preferred Stock", together with Company Series A Preferred Stock, "Company Preferred Stock") are issued and outstanding and are entitled to vote on the merger to be effected by the Agreement of Merger, attached hereto.

3. The principal terms of the Agreement of Merger were approved by a vote of the issued and outstanding shares of each class and each series of the Company entitled to vote thereon which equaled or exceeded the vote required. The voting percentage required to approve the Agreement of Merger was (a) a majority vote of the issued and outstanding shares of Company Common Stock, Company Series A Preferred Stock and Company Series B Preferred Stock, in each case voting separately as a single class, and (b) the vote of a majority of the issued and outstanding shares of Company Series A Preferred Stock and Company Series B Preferred Stock, voting together as a single class.

Each of the undersigned declares under the penalties of perjury under the laws of the State of California that the statements contained in the foregoing certificate are true of his own knowledge.

Date:                             , 2006
       ---------------------------



                                          --------------------------------------
                                          Eduard Jaeger, Chief Executive Officer




                                          --------------------------------------
                                          Thomas Krieg, Secretary

                                    EXHIBIT D

                     FORM OF IRONCLAD OFFICER'S CERTIFICATE

                             OFFICER'S CERTIFICATE


         I certify that I am the duly elected, qualified, and acting Chief Executive Officer of Ironclad Performance Wear Corporation ("IRONCLAD"), and that, as such, I am familiar with the facts herein certified and are duly authorized to certify the same and do hereby certify as follows:

1. I have carefully reviewed the Agreement and Plan of Merger dated as of March 24, 2006, by and among Europa Trade Agency Limited, Ironclad Merger Corporation, and Ironclad (the "MERGER AGREEMENT"), and the Schedules and exhibits thereto. This Certificate is being delivered on behalf of Ironclad pursuant to SECTION 2.3.1(A) of the Merger Agreement. Undefined capitalized terms herein are defined in the Merger Agreement.

2. Each representation and warranty set forth in SECTION 3 of the Merger Agreement was true and complete in all material respects as of the date of the Merger Agreement, and is true and complete in all material respects as of the hereof, as if made on the date hereof, unless made as of another date, in which case they are true and correct in all material respects as of such date.

3. Ironclad has performed and complied in all material respects with all of its obligations and covenants to be performed or complied with at or prior to Closing (singularly and in the aggregate).

4. Holders of at least ninety percent (90%) of the issued and outstanding shares of Ironclad Common Stock and Ironclad Preferred Stock have approved the consummation of the Merger, and no holder of Ironclad Common Stock or Ironclad Preferred Stock has dissented to the consummation of the Merger or is entitled to exercise dissenters' rights with respect thereto.

5. There is no pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other Person any suit, action or proceeding which has a reasonable likelihood of success) challenging or seeking to restrain or prohibit the consummation of the Merger.

6. Since the date of the Merger Agreement there has been no event, series of events, or the lack of occurrence thereof which, singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Ironclad.

7. As of the Closing, Ironclad has obtained all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and other third parties as necessary in connection with the transactions contemplated by the Agreement.

         IN WITNESS WHEREOF, I have executed this certificate on ______________.


                           By:
                               -------------------------------------------------
                               Name:  Eduard Jaeger
                               Title: Chief Executive Officer
                                      Ironclad Performance Wear Corporation

                                    EXHIBIT E

                    FORM OF IRONCLAD SECRETARY'S CERTIFICATE

                             SECRETARY'S CERTIFICATE


         The undersigned certifies that he is the duly appointed, qualified, and acting Secretary of Ironclad Performance Wear Corporation, a California corporation ("IRONCLAD") and that, as such, the undersigned is familiar with the facts herein certified and is duly authorized to certify the same and does hereby certify as follows:

1.       This Certificate is being delivered on behalf of Ironclad pursuant to
         SECTION 2.3.1(B) of the Agreement and Plan of Merger dated as of March 24, 2006, by and among Europa Trade Agency Ltd., Ironclad Merger Corporation, and Ironclad (the "MERGER AGREEMENT"). Undefined capitalized terms herein are defined in the Merger Agreement.

2. Attached as EXHIBIT A is a true, correct, and complete copy of Ironclad's Articles of Incorporation, as amended, certified by the Secretary of State of the State of California, which is in full force and effect as of today.

3. Attached as EXHIBIT B is a true, correct, and complete copy of Ironclad's Bylaws, which are in full force and effect as of today.

4. Attached as EXHIBIT C is a true, correct, and complete copy of the resolutions of Ironclad's Board of Directors approving the Merger Agreement and the transactions contemplated thereby. Such resolutions have not been rescinded or modified in any way, and are in full force and effect on the date hereof.

5. Attached as EXHIBIT D is a true, correct, and complete copy of a recent certificate of existence and good standing for Ironclad, issued by the Secretary of State of the State of California.

6. The undersigned has examined the signatures of Ironclad's respective officers signing the Merger Agreement and the exhibits and other documents delivered in connection therewith, and such signatures are their true signatures. As of the date hereof (and the date of such signatures), such officers are (were) duly elected, qualified, and acting officers of Ironclad, as applicable, holding the office specified beside their names.

         IN WITNESS WHEREOF, I have executed this certificate on [MONTH DAY, YEAR].


                                          By:
                                             -----------------------------------
                                          Name:    Thomas Krieg
                                          Title:   Secretary of Ironclad

                                    EXHIBIT F

                       FORM OF OPINION OF IRONCLAD COUNSEL


_________, 2006


[EUTA]

         RE:      IRONCLAD PERFORMANCE WEAR CORPORATION

Ladies and Gentlemen:

         We have acted as counsel to Ironclad Performance Wear Corporation (the "COMPANY"), in connection with the merger of Ironclad Merger Corporation, a California corporation ("MERGERCO") and wholly-owned subsidiary of Europa Trade Agency Ltd., a Nevada Corporation ("EUTA"), with and into the Company, pursuant to that Agreement and Plan of Merger dated April ___, 2006 (the "AGREEMENT"), by and among the Company, MergerCo and EUTA. This opinion is rendered at the request of the Company pursuant to Section 2.3.1(c) of the Agreement. All capitalized terms used in this letter, without definition, have the meanings assigned to them in the Agreement.

         In connection with this letter, we have examined executed originals or copies of executed originals of each of the following documents, each of which is dated the date hereof or as of the date hereof, unless otherwise noted (collectively, the "TRANSACTION DOCUMENTS"): (a) the Agreement, and (b) the Agreement of Merger, executed by MergerCo and the Company, to be filed with the California Secretary of State (the "AGREEMENT OF Merger"). In addition, we have examined the following documents (collectively, the "DUE DILIGENCE DOCUMENTS"):
(a) the Articles of Incorporation of the Company, (b) the Bylaws of the Company,
(c) resolutions of the board of directors of the Company with respect to the transactions contemplated under the Agreement, (d) minutes of the ______, 2006 meeting of the stockholders of the Company with respect to the transactions contemplated under the Agreement, (e) certificates of the State agencies or officials set forth on Schedule 1 hereto (the "GOOD STANDING CERTIFICATES"), and
(f) an officer's certificate from the Company.

         We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others, as we have deemed appropriate for purposes of this letter, except where a statement is qualified as to knowledge or awareness, in which case we have made limited inquiry, as specified below. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon the Due Diligence Documents and certificates of public officials, certificates of officers of the Company and representations and warranties of the Company in the Transaction Documents, all of which we assume to be true, correct and complete. We have made no investigation or review of any matters relating to the Company or any other Person other than as expressly listed herein. We wish to inform you that our knowledge is necessarily limited due to the limited scope of our review. In addition, we have made no inquiry of the Company or any other Person (including

Europa Trade Agency Ltd.
______________, 2006
Page 2


Governmental Entities) regarding, and no review of, any judgments, orders, decrees, franchises, licenses, certificates, permits or other public records or agreements to which the Company is a party other than the Due Diligence Documents, and our "knowledge" of any such matters is accordingly limited.

         We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed the legal capacity of natural persons, the corporate or other power and due authorization of each person not a natural person other than the Company to execute and deliver the Transaction Documents and to consummate the transactions contemplated by the Transaction Documents, due execution and delivery of the Transaction Documents by all parties thereto other than the Company, and that the Transaction Documents constitute the legal, valid and binding obligations of each party thereto other than the Company, enforceable against such party in accordance with its terms.

         Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

         1. The Company is validly existing as a corporation and is in good standing under the laws of the State of California, the jurisdiction of its organization. The Company has corporate power to enter into the Transaction Documents.

         2. The execution and delivery of the Transaction Documents by the Company and the performance of its obligations thereunder have been duly authorized by all necessary corporate actions on the part of the Company.

         3. The Transaction Documents have been duly executed and delivered by the Company. Each Transaction Document to which it is a party constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         4. The execution and delivery of the Transaction Documents by the Company does not, and the performance of their respective obligations thereunder will not, result in any violation of any order, writ, judgment or decree known to us.

         5. The authorized capital stock of the Company consists of [__________________] shares of common stock, par value $0.01 per share, of the Company, and [_________________________________________]. As of the date hereof, there are [_____________________] shares of common stock issued and outstanding, and [-------------------------------------------].

Europa Trade Agency Ltd.
______________, 2006
Page 3


         6. To our actual knowledge, the Company is not a party to any adversarial action, suit, or proceeding pending or threatened overtly by a written communication, at law or in equity, or before any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

         The opinions and other matters in this letter are qualified in their entirety and subject to the following:

         A. We express no opinion as to the laws of any jurisdiction other than the Included Laws. We have made no special investigation or review of any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("LAWS"), other than a review of (i) the Laws of the State of California, and (ii) the Federal Laws of the United States of America. For purposes of this opinion, the term "INCLUDED LAWS" means the items described in clauses (i) and (ii) of the preceding sentence that are, in our experience, normally applicable to transactions of the type contemplated in the Agreement. The term Included Laws specifically excludes (a) Laws of any counties, cities, towns, municipalities and special political subdivisions and any agencies thereof and
                  (b) Laws relating to land use, zoning and building code issues, taxes, environmental issues, intellectual property Laws, antitrust issues, and Federal Reserve Board margin regulation issues.

         B. When used in this letter, the phrases "KNOWN TO US", "TO OUR ACTUAL KNOWLEDGE" and similar phrases (i) mean the conscious awareness of facts or other information by (a) the lawyer in our firm who signed this letter, (b) any lawyer in our firm actively involved in handling current matters for the Company and (c) solely as to information relevant to a particular opinion, issue or confirmation regarding a particular factual matter, any lawyer in our firm who is primarily responsible for providing the response concerning that particular opinion, issue or confirmation, and (ii) do not require or imply (a) any examination of this firm's, such lawyer's or any other person's or entity's files, (b) that any inquiry be made of the client, any lawyer (other than the lawyers described above), or any other person or entity, or (c) any review or examination of any agreements, documents, certificates, instruments or other papers other than the Transaction Documents and the Due Diligence Documents.

Europa Trade Agency Ltd.
______________, 2006
Page 4


         C. This letter and the matters addressed herein are as of the date hereof or such earlier date as is specified herein, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other Person, or any other circumstance. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

         D. For purposes of this letter, the phrase "TRANSACTIONS CONTEMPLATED BY THE AGREEMENT" and similar phrases means solely the merger of MergerCo with and into the Company pursuant to the Agreement.

         E. The opinions expressed in the first sentence of paragraph 1 herein are given solely on the basis of the Good Standing Certificates and speak only as of the dates indicated therein rather than the date hereof. The opinions are limited to the meaning ascribed to such certificates by each applicable State agency and applicable law.

         F. The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally; (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing; (iv) the power of the courts to award damages in lieu of equitable remedies; and (v) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution.

         G. With respect to the opinions expressed in paragraph 5 herein with respect to the number of issued and outstanding shares of the Company's capital stock, and derivative securities, we have relied, without any further inquiry, upon our examination of the Company's Certificate of Incorporation, and the Officer's Certificate from the Company.

         H. We express no opinion as to (i) the compliance of the transactions contemplated by the Transaction Documents with any regulations or governmental requirements applicable to any party other than the Company and MergerCo; (ii) the financial condition or solvency of the Company or MergerCo; (iii) the ability (financial or otherwise) of the Company, MergerCo or any other party to meet their respective obligations under the Transaction Documents; (iv) the compliance of the Transaction Documents or the transactions contemplated thereby with, or the effect of any of the foregoing

Europa Trade Agency Ltd.
______________, 2006
Page 5


                  with respect to, the antifraud provisions of the Federal and state securities laws, rules and regulations; (v) the value of any security provided to secure the payment of obligations contemplated by the Transaction Documents; and (vi) the conformity of the Transaction Documents to any term sheet or commitment letter.

         I. This letter is solely for your benefit, and no other person or entity shall be entitled to rely upon this letter. Without our prior written consent, this letter may not be quoted in whole or in part or otherwise referred to in any document and may not be furnished or otherwise disclosed to or used by any other Person, except for (i) delivery of copies hereof to counsel for the addressees hereof, (ii) inclusion of copies hereof in a closing file, and (iii) use hereof in any legal proceeding arising out of the transactions contemplated by the Agreement filed by an addressee hereof against this law firm or in which any addressee hereof is a defendant.

         J. This law firm is a registered limited liability partnership organized under the laws of the State of California.

                                Very truly yours,



                                STUBBS ALDERTON & MARKILES, LLP

Europa Trade Agency Ltd.
______________, 2006
Page 6


                                   SCHEDULE 1
                           GOOD STANDING CERTIFICATES

1. Certificate of good standing from the Secretary of State of the State of California, dated _______________, 2006.

2. Certificate of good standing from the California Franchise Tax Board with respect to the Company, dated ___________, 2006.

                                    EXHIBIT G

                       FORM OF EUTA OFFICER'S CERTIFICATE

                              OFFICER'S CERTIFICATE


         I certify that I am the duly elected, qualified, and acting Chief Executive Officer of Europa Trade Agency Ltd., a Nevada corporation ("EUTA"), and the duly elected, qualified and acting President of Ironclad Merger Corporation, a California corporation ("MERGERCO"), and that, as such, I am familiar with the facts herein certified and are duly authorized to certify the same and do hereby certify as follows:

1. I have carefully reviewed the Agreement and Plan of Merger dated as of March 24, 2006, by and among EUTA, MergerCo and Ironclad Performance Wear Corporation, a California corporation (the "MERGER AGREEMENT"), and the Schedules and exhibits thereto. This Certificate is being delivered on behalf of EUTA and MergerCo pursuant to SECTION 2.3.2(A) of the Merger Agreement. Undefined capitalized terms herein are defined in the Merger Agreement.

2. Each representation and warranty set forth in SECTION 4 of the Merger Agreement was true and complete in all material respects as of the date of the Merger Agreement, and is true and complete in all material respects as of the hereof, as if made on the date hereof, unless made as of another date, in which case they are true and correct in all material respects as of such date.

3. Each of EUTA and MergerCo has performed and complied in all material respects with all of its obligations and covenants to be performed or complied with at or prior to Closing (singularly and in the aggregate).

4. There is no pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other Person any suit, action or proceeding which has a reasonable likelihood of success) challenging or seeking to restrain or prohibit the consummation of the Merger.

5. Since the date of the Merger Agreement there has been no event, series of events, or the lack of occurrence thereof which, singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect on EUTA.

6. As of the Closing, EUTA has obtained all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and other third parties as necessary in connection with the transactions contemplated by the Agreement.

7. Each holder of EUTA Common Stock issued and upon completion of the EUTA Reorganization has executed a Lock-up Agreement pursuant to SECTION
         7.3.12 of the Merger Agreement.

         IN WITNESS WHEREOF, I have executed this certificate on ______________.


                               By:
                                  ----------------------------------------------
                               Name:    Thomas Lamb
                               Title:   Chief Executive Officer and Chief
                                        Financial Officer of Europa Trade
                                        Agency, Ltd. and President of Ironclad
                                        Merger Corporation

                                    EXHIBIT H

              FORM OF EUTA'S AND MERGERCO'S SECRETARY'S CERTIFICATE

                             SECRETARY'S CERTIFICATE


         We certify that we are the duly elected, qualified, and acting Secretary of Europa Trade Agency, Ltd., a Nevada corporation ("EUTA") and Ironclad Merger Corporation, a California corporation ("MERGERCO"), respectively, and that, as such, we are familiar with the facts herein certified and are duly authorized to certify the same and do hereby certify as follows:

1. This Certificate is being delivered on behalf of EUTA and MergerCo pursuant to SECTION 2.3.2(B) of the Agreement and Plan of Merger dated as of March 24, 2006, by and among EUTA, MergerCo and Ironclad Performance Wear Corporation, a California corporation (the "MERGER AGREEMENT"). Undefined capitalized terms herein are defined in the Merger Agreement.

2. Attached as EXHIBIT A is a true, correct, and complete copy of EUTA's Certificate of Incorporation, as amended, certified by the Secretary of State of the State of Nevada, which is in full force and effect as of today.

3. Attached as EXHIBIT B is a true, correct, and complete copy of EUTA's Bylaws, which are in full force and effect as of today.

4. Attached as EXHIBIT C is a true, correct, and complete copy of the resolutions of EUTA's Board of Directors approving the Merger Agreement and the transactions contemplated thereby. Such resolutions have not been rescinded or modified in any way, and are in full force and effect on the date hereof.

5. Attached as EXHIBIT D is a true, correct, and complete copy of a recent certificate of existence and good standing for EUTA, issued by the Secretary of State of the State of Nevada.

6. Attached as EXHIBIT E is a true, correct, and complete copy of MergerCo's Articles of Incorporation, certified by the Secretary of State of the State of California, which is in full force and effect as of today.

7. Attached as EXHIBIT F is a true, correct, and complete copy of MergerCo's Bylaws, which are in full force and effect as of today.

8. Attached as EXHIBIT G is a true, correct, and complete copy of the resolutions of MergerCo's Board of Directors approving the Merger Agreement and the transactions contemplated thereby. Such resolutions have not been rescinded or modified in any way, and are in full force and effect on the date hereof.

9. Attached as EXHIBIT H is a true, correct, and complete copy of the resolutions of the sole shareholder of MergerCo approving the Merger Agreement and the transactions contemplated thereby. Such resolutions have not been rescinded or modified in any way, and are in full force and effect on the date hereof.

10. Attached as EXHIBIT I is a true, correct, and complete copy of a recent certificate of existence and good standing for MergerCo, issued by the Secretary of State of the State of California.

11. I have examined the signatures of EUTA's and MergerCo's respective officers signing the Merger Agreement and the exhibits and other documents delivered in connection therewith, and such signatures are their true signatures. As of the date hereof (and the date of such signatures), such officers are (were) duly elected, qualified, and acting officers of EUTAor MergerCo, as applicable, holding the office specified beside their names.

         IN WITNESS WHEREOF, I have executed this certificate on [MONTH DAY, YEAR].


                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:   Secretary of Europa Trade Agency Ltd.


                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:   Secretary of Ironclad Merger Corporation

                                    EXHIBIT I

                                   [RESERVED]

                                    EXHIBIT J

               ARTICLES OF INCORPORATION OF SURVIVING CORPORATION


                            ARTICLES OF INCORPORATION
                                       OF
                      [_______________________] CORPORATION


                                    ARTICLE I

         The name of this corporation is [_________________] Corporation (the "CORPORATION").

                                   ARTICLE II

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE III

         The Corporation is authorized to issue only one class of shares of stock, to be designated Common Stock; and the total number of shares which the Corporation is authorized to issue is 1,000 no par value.

                                   ARTICLE IV

         (a) The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         (b) The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) to the fullest extent permissible under California law.

         (c) Any amendment, repeal or modification of the foregoing provisions of this Article IV by the shareholders of the corporation shall not adversely affect any right or protection of a director or agent of the corporation existing at the time of such amendment repeal or modification.

                                    EXHIBIT K

                       POST-CLOSING EUTA CAPITAL STRUCTURE

                                   [OMITTED]